                                                                 EXHIBIT 10.1

                                U.S. $800,000,000



                                CREDIT AGREEMENT,



                            dated as of July 31, 1996



                                      among



                             NOBLE AFFILIATES, INC.,

                                as the Borrower,



                                       and

                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,

                                 as the Lenders,


                                       and


                            UNION BANK OF SWITZERLAND
                                 Houston Agency,
                          as the Agent for the Lenders

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
I    DEFINITIONS AND ACCOUNTING TERMS. . . . . . . . . . . . . . . . . . . .   1
     1.1       Defined Terms . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2       Use of Defined Terms. . . . . . . . . . . . . . . . . . . . .  19
     1.3       Cross-References. . . . . . . . . . . . . . . . . . . . . . .  19
     1.4       Accounting and Financial Determinations . . . . . . . . . . .  19

II   THE FACILITIES, BORROWING PROCEDURES AND NOTES. . . . . . . . . . . . .  19
     2.1       The Facilities. . . . . . . . . . . . . . . . . . . . . . . .  19
     2.1.1     Description of the Revolving Facility . . . . . . . . . . . .  19
     2.1.2     Availability of Revolving Facility. . . . . . . . . . . . . .  20
     2.1.3     Description of Term Facility. . . . . . . . . . . . . . . . .  20
     2.1.4     Availability of Term Facility . . . . . . . . . . . . . . . .  20
     2.2       Competitive Bid Advances. . . . . . . . . . . . . . . . . . .  20
     2.2.1     Competitive Bid Option. . . . . . . . . . . . . . . . . . . .  20
     2.2.2     Competitive Bid Quote Request . . . . . . . . . . . . . . . .  20
     2.2.3     Invitation for Competitive Bid Quotes . . . . . . . . . . . .  21
     2.2.4     Submission and Contents of Competitive Bid Quotes . . . . . .  21
     2.2.5     Notice to the Borrower. . . . . . . . . . . . . . . . . . . .  22
     2.2.6     Acceptance and Notice by the Borrower . . . . . . . . . . . .  22
     2.2.7     Allocation by the Agent . . . . . . . . . . . . . . . . . . .  23
     2.2.8     Administration Fees . . . . . . . . . . . . . . . . . . . . .  23
     2.2.9     Reduction . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     2.3       Reduction of Commitment Amounts . . . . . . . . . . . . . . .  23
     2.4       Base Rate Loans and Eurodollar Loans. . . . . . . . . . . . .  23
     2.5       Borrowing Procedures for Loans. . . . . . . . . . . . . . . .  24
     2.5.1     Domestic Loans. . . . . . . . . . . . . . . . . . . . . . . .  24
     2.5.2     Eurodollar Loans. . . . . . . . . . . . . . . . . . . . . . .  24
     2.6       Continuation and Conversion Elections . . . . . . . . . . . .  24
     2.7       Funding . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     2.8       Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

III  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES. . . . . . . . . . . . . . .  25
     3.1       Repayments and Prepayments. . . . . . . . . . . . . . . . . .  25
     3.2       Interest Provisions . . . . . . . . . . . . . . . . . . . . .  27
     3.2.1     Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     3.2.2     Post-Maturity Rates . . . . . . . . . . . . . . . . . . . . .  27
     3.2.3     Payment Dates . . . . . . . . . . . . . . . . . . . . . . . .  28
     3.3       Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     3.3.1     Facility Fee. . . . . . . . . . . . . . . . . . . . . . . . .  28
     3.3.2     Agent's Fee . . . . . . . . . . . . . . . . . . . . . . . . .  28
     3.3.3     Payment Office. . . . . . . . . . . . . . . . . . . . . . . .  28

                                TABLE OF CONTENTS
                                    (continued)

                                                                            PAGE
                                                                            ----
IV   CERTAIN EURODOLLAR AND OTHER PROVISIONS . . . . . . . . . . . . . . . .  28
     4.1       Eurodollar Lending Unlawful . . . . . . . . . . . . . . . . .  28
     4.2       Deposits Unavailable or Eurodollar Interest Rate
               Unascertainable . . . . . . . . . . . . . . . . . . . . . . .  29
     4.3       Increased Eurodollar Borrowing Costs, etc.. . . . . . . . . .  29
     4.4       Funding Losses. . . . . . . . . . . . . . . . . . . . . . . .  29
     4.5       Increased Capital Costs . . . . . . . . . . . . . . . . . . .  30
     4.6       Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     4.7       Special Fees in Respect of Reserve Requirements . . . . . . .  32
     4.8       Payments, Computations, etc.. . . . . . . . . . . . . . . . .  32
     4.9       Sharing of Payments . . . . . . . . . . . . . . . . . . . . .  33
     4.10      [Intentionally Omitted. . . . . . . . . . . . . . . . . . . .  33
     4.11      Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .  33
     4.12      Replacement of Lender on Account of Increased Costs,
               Eurodollar Lending Unlawful, Reserve Requirements, Taxes,
               Certain Dissents, etc.. . . . . . . . . . . . . . . . . . . .  33
     4.13      Maximum Interest. . . . . . . . . . . . . . . . . . . . . . .  34

V    CONDITIONS TO BORROWING . . . . . . . . . . . . . . . . . . . . . . . .  35
     5.1       Initial Borrowing . . . . . . . . . . . . . . . . . . . . . .  35
     5.1.1     Resolutions, etc. . . . . . . . . . . . . . . . . . . . . . .  35
     5.1.2     Delivery of Notes . . . . . . . . . . . . . . . . . . . . . .  35
     5.1.3     Guaranties. . . . . . . . . . . . . . . . . . . . . . . . . .  35
     5.1.4     Opinions of Counsel . . . . . . . . . . . . . . . . . . . . .  35
     5.1.5     Fee Letters, Closing Fees, Expenses, etc. . . . . . . . . . .  35
     5.1.6     Material Adverse Change . . . . . . . . . . . . . . . . . . .  36
     5.1.7     Regulatory Filings. . . . . . . . . . . . . . . . . . . . . .  36
     5.1.8     Engineering Report. . . . . . . . . . . . . . . . . . . . . .  36
     5.1.9     Certificate Relating to Consummation of Acquisition . . . . .  36
     5.1.10    Other Documents . . . . . . . . . . . . . . . . . . . . . . .  36
     5.2       All Borrowings. . . . . . . . . . . . . . . . . . . . . . . .  36
     5.2.1     Compliance with Warranties, No Default, etc.. . . . . . . . .  36
     5.2.2     Borrowing Request and Competitive Bid Quote Request . . . . .  37
     5.2.3     Satisfactory Legal Form . . . . . . . . . . . . . . . . . . .  37
     5.3       Additional Conditions . . . . . . . . . . . . . . . . . . . .  37
     5.3.1     Guaranty from EDC . . . . . . . . . . . . . . . . . . . . . .  37
     5.3.2     Certificate Relating to Stock Purchase. . . . . . . . . . . .  37
     5.3.3     Payment of Outstanding Indebtedness, etc. . . . . . . . . . .  38

VI   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . .  38
     6.1       Organization, etc.. . . . . . . . . . . . . . . . . . . . . .  38
     6.2       Due Authorization, Non-Contravention, etc.. . . . . . . . . .  38

                                TABLE OF CONTENTS
                                    (continued)

                                                                            PAGE
                                                                            ----
     6.3       Government Approval, Regulation, etc. . . . . . . . . . . . .  39
     6.4       Validity, etc.. . . . . . . . . . . . . . . . . . . . . . . .  39
     6.5       Financial Information . . . . . . . . . . . . . . . . . . . .  39
     6.6       No Material Adverse Change. . . . . . . . . . . . . . . . . .  39
     6.7       Litigation, Labor Controversies, etc. . . . . . . . . . . . .  39
     6.8       Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . .  40
     6.9       Ownership of Properties . . . . . . . . . . . . . . . . . . .  40
     6.10      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
     6.11      Pension and Welfare Plans . . . . . . . . . . . . . . . . . .  40
     6.12      Environmental Warranties. . . . . . . . . . . . . . . . . . .  40
     6.13      Regulations G, T, U and X . . . . . . . . . . . . . . . . . .  41
     6.14      Validity of Stock Purchase Agreement. . . . . . . . . . . . .  41
     6.15      Accuracy of Information . . . . . . . . . . . . . . . . . . .  42
     6.16      Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .  42
     6.17      Existing Liens. . . . . . . . . . . . . . . . . . . . . . . .  42
     6.18      Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     6.19      No Default. . . . . . . . . . . . . . . . . . . . . . . . . .  42

VII  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     7.1       Affirmative Covenants . . . . . . . . . . . . . . . . . . . .  42
     7.1.1     Financial Information, Reports, Notices, etc. . . . . . . . .  42
     7.1.2     Compliance with Laws, etc.. . . . . . . . . . . . . . . . . .  44
     7.1.3     Maintenance of Properties . . . . . . . . . . . . . . . . . .  44
     7.1.4     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     7.1.5     Books and Records . . . . . . . . . . . . . . . . . . . . . .  44
     7.1.6     Conduct of Business . . . . . . . . . . . . . . . . . . . . .  44
     7.1.7     Maintenance of Employee Benefit Plans . . . . . . . . . . . .  45
     7.1.8     Resolutions . . . . . . . . . . . . . . . . . . . . . . . . .  45
     7.1.9     New Significant Subsidiaries. . . . . . . . . . . . . . . . .  45
     7.2       Negative Covenants. . . . . . . . . . . . . . . . . . . . . .  45
     7.2.1     Business Activities . . . . . . . . . . . . . . . . . . . . .  45
     7.2.2     Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     7.2.3     Financial Covenants . . . . . . . . . . . . . . . . . . . . .  46
     7.2.4     Restricted Payments, etc. . . . . . . . . . . . . . . . . . .  47
     7.2.6     Consolidation, Merger, etc. . . . . . . . . . . . . . . . . .  47
     7.2.7     Transactions with Affiliates. . . . . . . . . . . . . . . . .  48
     7.2.8     Negative Pledges, Restrictive Agreements, etc.. . . . . . . .  48

VIII EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     8.1       Listing of Events of Default. . . . . . . . . . . . . . . . .  48
     8.1.1     Non-Payment of Obligations. . . . . . . . . . . . . . . . . .  48
     8.1.2     Breach of Warranty. . . . . . . . . . . . . . . . . . . . . .  48

                                TABLE OF CONTENTS
                                    (continued)

                                                                            PAGE
                                                                            ----
     8.1.3     Non-Performance of Certain Covenants and Obligations. . . . .  49
     8.1.4     Non-Performance of Other Covenants and Obligations. . . . . .  49
     8.1.5     Default on Other Indebtedness . . . . . . . . . . . . . . . .  49
     8.1.6     Judgments . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     8.1.7     Pension Plans . . . . . . . . . . . . . . . . . . . . . . . .  49
     8.1.8     Change of Control . . . . . . . . . . . . . . . . . . . . . .  49
     8.1.9     Bankruptcy, Insolvency, etc.. . . . . . . . . . . . . . . . .  49
     8.1.10    Impairment of Guaranty. . . . . . . . . . . . . . . . . . . .  50
     8.2       Action if Bankruptcy. . . . . . . . . . . . . . . . . . . . .  50
     8.3       Action if Other Event of Default. . . . . . . . . . . . . . .  50

IX   THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     9.1       Actions . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     9.2       Funding Reliance, etc.. . . . . . . . . . . . . . . . . . . .  51
     9.3       Exculpation . . . . . . . . . . . . . . . . . . . . . . . . .  52
     9.4       Successor . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     9.5       Loans by UBS. . . . . . . . . . . . . . . . . . . . . . . . .  52
     9.6       Credit Decisions. . . . . . . . . . . . . . . . . . . . . . .  52
     9.7       Copies, etc.. . . . . . . . . . . . . . . . . . . . . . . . .  53

X    MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . .  53
     10.1      Waivers, Amendments, etc. . . . . . . . . . . . . . . . . . .  53
     10.2      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     10.3      Payment of Costs, Expenses and Taxes. . . . . . . . . . . . .  54
     10.4      Indemnification . . . . . . . . . . . . . . . . . . . . . . .  54
     10.5      Survival. . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     10.6      Severability. . . . . . . . . . . . . . . . . . . . . . . . .  55
     10.7      Headings. . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     10.8      Execution in Counterparts, Effectiveness, etc.. . . . . . . .  55
     10.9      Governing Law; Entire Agreement . . . . . . . . . . . . . . .  55
     10.10     Successors and Assigns. . . . . . . . . . . . . . . . . . . .  56
     10.11     Sale and Transfer of Loans and Notes; Participations in
               Loans and Notes . . . . . . . . . . . . . . . . . . . . . . .  56
     10.11.1   Assignments . . . . . . . . . . . . . . . . . . . . . . . . .  56
     10.11.2   Participations. . . . . . . . . . . . . . . . . . . . . . . .  57
     10.12     Other Transactions. . . . . . . . . . . . . . . . . . . . . .  57
     10.13     Forum Selection and Consent to Jurisdiction . . . . . . . . .  57
     10.14     Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . .  58

SCHEDULE       I     -   Disclosure Schedule

EXHIBIT        2.2.1 -   Form of Competitive Bid Note
EXHIBIT        2.2.2 -   Form of Competitive Bid Quote Request
EXHIBIT        2.2.3 -   Form of Invitation for Competitive Bid Quotes
EXHIBIT        2.2.4 -   Form of Competitive Bid Quote
EXHIBIT        2.5   -   Form of Borrowing Request
EXHIBIT        2.6   -   Form of Continuation/Conversion Notice
EXHIBIT        2.8A  -   Form of Revolving Note
EXHIBIT        2.8B  -   Form of Term Note
EXHIBIT        5.1.3 -   Form of Guaranty
EXHIBIT        5.1.4 -   Form of Opinion of Counsel to the Borrower
EXHIBIT        10.11 -   Form of Lender Assignment Agreement

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of July 31, 1996, among NOBLE AFFILIATES, INC., a Delaware corporation (the "BORROWER"), the various financial institutions as are or may become parties hereto (collectively, the "LENDERS"), and UNION BANK OF SWITZERLAND, Houston Agency ("UBS"), as agent (the "AGENT") for the Lenders,

                              W I T N E S S E T H:

     WHEREAS, the Borrower is engaged through its various Subsidiaries in the business of oil, gas and energy exploration, production, marketing and development; and

     WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of July 1, 1996 (as may be amended, supplemented, restated or otherwise modified from time to time, the "STOCK PURCHASE AGREEMENT") between Energy Diversified Holdings Incorporated, a New Jersey corporation ("EDHI"), as seller, and Samedan Oil Corporation, a Delaware corporation and a wholly-owned Subsidiary of the Borrower ("SOC"), as buyer, SOC intends to purchase all of the issued and outstanding common shares of Energy Development Corporation, a New Jersey corporation ("EDC") (the purchase of all issued and outstanding shares of EDC by SOC referred to herein as the "ACQUISITION"); and

     WHEREAS, the Lenders are willing, on the terms and conditions hereinafter set forth in this Agreement (including ARTICLE V), to make available to the Borrower a term loan facility and a revolving credit facility with a competitive bid subfacility; and

     WHEREAS, the proceeds of the Term Loans, Revolving Loans and the Competitive Bid Loans will be used to (a) fund an intercompany loan from the Borrower to SOC in an amount up to $800,000,000 for the purpose of making the Acquisition, (b) make payment of the Indebtedness to be Paid (as herein defined) of the Borrower and its Subsidiaries (including payment of those amounts described in SECTION 5.1.11), and (c) in the case of the Revolving Facility, for general corporate purposes of the Borrower and its Subsidiaries;

     NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1 DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "ABSOLUTE RATE" means, with respect to a Competitive Bid Loan made by a particular Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Lender and accepted by the Borrower pursuant to SECTION 2.2.6(ii).

     "ABSOLUTE RATE ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Lenders to the Borrower at the same time and for the same Absolute Rate Interest Period.

     "ABSOLUTE RATE AUCTION" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to SECTION 2.2.

     "ABSOLUTE RATE INTEREST PERIOD" means, with respect to an Absolute Rate Advance or an Absolute Rate Loan, a period of not less than 14 and not more than 90 days commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

     "ABSOLUTE RATE LOAN" means a Loan which bears interest at an Absolute Rate.

     "ACQUISITION" is defined in the second recital.

     "ACQUISITION DOCUMENTS" means the Stock Purchase Agreement, all other agreements or documents executed or filed by the Borrower or any of its Subsidiaries in connection with the Stock Purchase Agreement or the Acquisition, all consents and waivers granted by any party to the Stock Purchase Agreement to another party thereto, and any notice of breach under the Stock Purchase Agreement given by a party thereto to another party thereto.

     "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power
(a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "AGENT" is defined in the PREAMBLE and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to SECTION 9.4.

     "AGENT FEE LETTER" means that fee letter dated as of July 12, 1996 between the Borrower and the Agent as described in SECTION 3.3.2.

     "AGREEMENT" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "APPLICABLE FACILITY FEE RATE" means the number of basis points per annum (based on a year of 360 days) set forth below based on the Applicable Rating Level and the Total Debt to Capitalization Ratio on such date:

                            Debt/Cap       50% Less than     Debt/Cap
Applicable                Greater than       Debt/Cap        Less than
Rating Level             or Equal to 60%   Less than 60%   or Equal to 50%
- ------------             ---------------   -------------   ---------------
Level I                        15.0             12.5             12.5
Level II                       15.0             15.0             12.5
Level III                      20.0             20.0             20.0
Level IV                       25.0             25.0             25.0

; PROVIDED, HOWEVER, that at any time that Moody's and S&P have split ratings of two or more rating differentials, then the Applicable Facility Fee Rate will be determined using the following formula:

     M + S
     ----- = R
       2

where (i) "M" is the number of basis points per annum determined in accordance with the above chart using an Applicable Rating Level equal to the Moody's Rating Level at the time of such determination and the Total Debt to Capitalization Ratio at the time of such determination, (ii) "S" is the number of basis points per annum determined in accordance with the above chart using an Applicable Rating Level equal to the S&P's Rating Level at the time of such determination and the Total Debt to Capitalization Ratio at the time of such determination and (iii) "R" is the Applicable Facility Fee Rate. Changes in the Facility Fee Rate will occur automatically without prior notice. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Facility Fee Rate.

     "APPLICABLE MARGIN" means on any date and with respect to each Eurodollar Loan or Eurodollar Bid Rate Advance the number of basis points per annum set forth below based on the Applicable Rating Level and the Total Debt to Capitalization Ratio on such date:

                            Debt/Cap       50% Less than     Debt/Cap
Applicable                Greater than       Debt/Cap        Less than
Rating Level             or Equal to 60%   Less than 60%   or Equal to 50%
- ------------             ---------------   -------------   ---------------
Level I                        35               22.5            17.5
Level II                       45               35              22.5
Level III                      55               42.5            30
Level IV                       62.5             50              37.5

; PROVIDED, HOWEVER, that if Moody's and S&P have split ratings of two or more rating differentials, then the Applicable Margin will be determined using the following formula:

     M + S
     ----- = A
       2

where (i) "M" is the number of basis points per annum determined in accordance with the above chart using an Applicable Rating Level equal to the Moody's Rating Level at the time of such determination and the Total Debt to Capitalization Ratio at the time of such determination, (ii) "S" is the number of basis points per annum determined in accordance with the above chart using an Applicable Rating Level equal to the S&P's Rating Level at the time of such determination and the Total Debt to Capitalization Ratio at the time of such determination and (iii) "A" is the Applicable Margin.

Changes in the Applicable Margin will occur automatically without prior notice. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Applicable Margins.

     "APPLICABLE RATING LEVEL" means at any time that Moody's and S&P have the equivalent rating or split ratings of not more than one rating differential, of the Borrower's senior unsecured long-term debt, the level set forth in the chart below under the heading "Applicable Rating Level" opposite the rating under the heading "Moody's" or "S&P" which is the higher of the two if split ratings or opposite the ratings under the headings "Moody's" and "S&P" if equivalent; provided that at any time that Moody's and S&P have split ratings of more than one rating differential, there shall be no Applicable Rating Level for purposes of this Agreement.

Applicable Rating Level             Moody's              S&P
- -----------------------             -------              ---
Level I                         Greater than or    Greater than or
                                 equal to Baa1      equal to BBB+
Level II                             Baa2                 BBB
Level III                            Baa3                 BBB-
Level IV                          Less than or        Less than or
                                  equal to Ba1        equal to BB+

For example, if the Moody's rating is Baa1 and the S&P rating is BBB, Level I shall apply.

     For purposes of the foregoing, (i) "Greater than or Equal to" means a rating equal to or more favorable than; "Less than or Equal to" means a rating equal to or less favorable than; "Greater than" means a rating greater than; "Less than" means a rating less than; (ii) if ratings for the Borrower's senior unsecured long-term debt shall not be available from S&P or Moody's, Level IV shall be deemed applicable; (iii) if determinative ratings shall change (other than as a result of a change in the rating system used by any applicable Rating Agency) such that a change in Applicable Rating Level would result, such change shall effect a change in Applicable Rating Level as of the day on which it is first announced by the applicable Rating Agency, and any change in the Applicable Margin or percentage used in calculating fees due hereunder shall apply commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; and (iv) if the rating system of any of the Rating Agencies shall change prior to the date all obligations hereunder have been paid and the Commitments cancelled, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending such amendment, if no Applicable Rating Level is otherwise determinable based upon the foregoing, Level IV shall apply.

     "ASSIGNEE LENDER" is defined in SECTION 10.11.1.

     "AUTHORIZED OFFICER" means, relative to the Borrower or any other Obligor, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to SECTION 5.1.1.

     "BASE RATE" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of (a) the rate of interest most recently announced by UBS at its Domestic Office as its base rate for Dollar loans; and (b) the Federal Funds Rate most recently determined by the Agent plus 1/2%. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the UBS in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Base Rate. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Base Rate.

     "BASE RATE LOAN" means a Loan bearing interest at a fluctuating rate determined by reference to the Base Rate.

     "BORROWER" is defined in the PREAMBLE, and includes its permitted successors and assigns.

     "BORROWING" means any extension of credit (as opposed to any continuation or conversion thereof) made by the Lenders by way of Competitive Bid Advances and Loans.

     "BORROWING DATE" means a date on which a Borrowing is made hereunder.

     "BORROWING REQUEST" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT 2.5 hereto.

     "BUSINESS DAY" means (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Borrowing, any day on which dealings in Dollars are carried on in the Eurodollar interbank market.

     "CAPITAL EXPENDITURES" means, for any period, the sum of (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

     "CAPITALIZATION" means the sum, at any time outstanding and without duplication, of (i) Debt plus (ii) Stockholders' Equity.

     "CAPITALIZED LEASE LIABILITIES" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     "CHANGE IN CONTROL" means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower; or (b) the failure of the Borrower to own, free and clear of all Liens or encumbrances (other than non-consensual Liens or encumbrances which are not material or which are fully discharged or with respect to obligations which are fully bonded, in either case within thirty (30) days after the imposition of such Lien or encumbrance) at least 100% of the outstanding shares of voting stock of SOC on a fully diluted basis.

     "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "COMMITMENT" means, as the context may require, a Lender's Revolving Loan Commitment or Term Loan Commitment.

     "COMMITMENT AMOUNT" means, as the context may require, either the Revolving Loan Commitment Amount or the Term Loan Commitment Amount.

     "COMMITMENT TERMINATION DATE" means, as the context may require, either the Revolving Loan Commitment Termination Date or the Term Loan Commitment Termination Date.

     "COMMITMENT TERMINATION EVENT" means (a) the occurrence of any Default described in CLAUSES (a) through (d) of SECTION 8.1.9 with respect to the Borrower or any Significant Subsidiary; or (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of the Loans to be due and payable pursuant to SECTION 8.3, or (ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

     "COMPETITIVE BID ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the (i) several Eurodollar Bid Rate Advances or (ii) several Absolute Rate Advances, made by some or all of the Lenders to the Borrower at the same time, at the same interest basis, and for the same Interest Period.

     "COMPETITIVE BID BORROWING NOTICE" is defined in SECTION 2.2.6.

     "COMPETITIVE BID FEE LETTER" means that fee letter dated on or before the Effective Date, Borrower and the Agent as described in SECTION 2.2.8.

     "COMPETITIVE BID LOAN" means a Eurodollar Bid Rate Loan or an Absolute Rate Loan, as the case may be.

     "COMPETITIVE BID MARGIN" means the margin above, at or below the applicable Eurodollar Rate offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such Eurodollar Rate.

     "COMPETITIVE BID NOTE" means a promissory note in substantially the form of
EXHIBIT 2.2.1 hereto, with appropriate insertions, duly executed and delivered to the Agent by the Borrower for the account of a Lender and payable to the order of such Lender, including any amendment, modification, renewal or replacement of such promissory note.

     "COMPETITIVE BID QUOTE" means a Competitive Bid Quote substantially in the form of EXHIBIT 2.2.4 hereto completed and delivered by a Lender to the Agent in accordance with SECTION 2.2.4.

     "COMPETITIVE BID QUOTE REQUEST" means a Competitive Bid Quote Request substantially in the form of EXHIBIT 2.2.2 hereto completed and delivered by the Borrower to the Agent in accordance with SECTION 2.2.2.

     "CONTINUATION/CONVERSION NOTICE" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT 2.6 hereto.

     "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "DEBT" means the consolidated Indebtedness of the Borrower and its Subsidiaries.

     "DEFAULT" means any Event of Default or any Unmatured Event of Default.

     "DEFAULT MARGIN" means 2%.

     "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as
SCHEDULE I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders.

     "DOLLAR" and the sign "$" mean lawful money of the United States.

     "DOMESTIC OFFICE" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto. A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing, as the case may be, Base Rate Loans.

     "EBITDA" means, for any period, the sum of (i) the consolidated net income of the Borrower and its Subsidiaries for such period before non-cash non-recurring items, gains or losses on dispositions of assets and the cumulative effect of changes in accounting principles PLUS (ii) to the extent included in the determination of such income, the consolidated charges for such period for interest, depreciation, depletion and amortization PLUS (or, if there is a benefit from income taxes, MINUS) (iii) to the extent included in the determination of such income, the amount of the provision for or benefit from income taxes; PROVIDED that in determining such consolidated net income, such consolidated charges and such provision for or benefit from income taxes, there shall be excluded therefrom (to the extent otherwise included therein) the net income (but not loss) of, charges for interest, depreciation, depletion and amortization of, and such provision for (but not benefit from) income taxes of, any Person which is subject to any contractual restriction which prevents the payment of dividends or the making of distributions on the capital stock or other ownership interests of such Person to the extent of such contractual restrictions.

     "EDC" is defined in the second recital, and includes its permitted successors and assigns.

     "EDHI" is defined in the second recital, and includes its permitted successors and assigns.

     "EFFECTIVE DATE" means the date this Agreement becomes effective pursuant to SECTION 10.8.

     "ENVIRONMENTAL LAW" means any federal, state, or local statute, or rule or regulation promulgated thereunder, any judicial or administrative order or judgment to which the Borrower or any Subsidiary is party or which are applicable to the Borrower or any Subsidiary (whether or not by consent), and any provision or condition of any governmental permit, license or other operating authorization, relating to protection of the environment, persons or the public welfare from actual or potential exposure for the effects of exposure to any actual or potential release, discharge, spill or emission (whether past or present) of, or regarding the manufacture, processing, production, gathering, transportation, importation, use, treatment, storage or disposal of, any chemical, raw material, pollutant, contaminant or toxic, corrosive, hazardous, or non-hazardous substance or waste, including petroleum.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "EURODOLLAR AUCTION" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to SECTION 2.2.

     "EURODOLLAR BID RATE" means, with respect to a Loan made by a given Lender for the relevant Eurodollar Interest Period, the sum of (i) the Eurodollar Rate and (ii) the Competitive Bid Margin offered by such Lender and accepted by the Borrower pursuant to SECTION 2.2.6(i).

     "EURODOLLAR BID RATE ADVANCE" means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.

     "EURODOLLAR BID RATE LOAN" means a Competitive Bid Loan which bears interest at a Eurodollar Bid Rate.

     "EURODOLLAR BORROWING" means a borrowing hereunder consisting of the aggregate amount of the (i) several Eurodollar Loans or (ii) several Eurodollar Bid Rate Loans, made by all or some of the Lenders to the Borrower, at the same time, at the same interest rate and for the same Interest Period.

     "EURODOLLAR LOAN" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Eurodollar Rate.

     "EURODOLLAR OFFICE" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining Eurodollar Loans of such Lender hereunder.

     "EURODOLLAR RATE" means, relative to any Interest Period for Eurodollar Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Agent's Eurodollar Office in New York, New York as at or about 10:00 a.m. New York time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Agent's Eurodollar Loan and for a period approximately equal to such Interest Period.

     "EXISTING INDEBTEDNESS" is defined in SECTION 3.1(b)(iii).

     "EVENT OF DEFAULT" is defined in SECTION 8.1.

     "FACILITY" means the Revolving Facility or the Term Facility, as the case may be.

     "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by UBS from two federal funds brokers of recognized standing selected by it.

     "FEE LETTER" means the Agent Fee Letter or the Competitive Bid Fee Letter, as the case may be.

     "FISCAL QUARTER" means any quarter of a Fiscal Year.

     "FISCAL YEAR" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (E.G., the "1988 Fiscal Year") refer to the Fiscal Year ending on December 31 occurring during such calendar year.

     "FIXED RATE BORROWING" means a borrowing hereunder consisting of the aggregate amount of the (i) several Eurodollar Bid Rate Loans, or (ii) several Absolute Rate Loans, or (iii) several Eurodollar Loans, made by all or some of the Lenders to the Borrower at the same time and for the same Interest Period.

     "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" is defined in SECTION 1.4.

     "GUARANTEED LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability (other than guaranties of trade payables and guaranties of performance obligations) of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Guaranteed Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability (other than guaranties of trade payables and guaranties of performance obligations) guaranteed thereby.

     "GUARANTOR" means SOC and each of the Significant Subsidiaries that executes a Guaranty pursuant to SECTION 5.1.3 or SECTION 7.1.10, and their permitted successors and assigns.

     "GUARANTY" means any Guaranty executed and delivered pursuant to SECTION 5.1.3, substantially in the form of EXHIBIT 5.1.3 hereto, as amended, supplemented, restated or otherwise modified from time to time.

     "HAZARDOUS MATERIAL" means: i) any "hazardous substance", as defined by CERCLA; ii) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; iii) any petroleum, crude oil or any fraction thereof;
iv) any hazardous, dangerous or toxic chemical, material, waste or substance within the meaning of any Environmental Law; v) any radioactive material, including any naturally occurring radioactive material, and any source, special or by-product material as defined in 42 U.S.C. Section 2011 et. seq., and any amendments or reauthorizations thereof; vi) asbestos-containing materials in any form or condition; or vii) polychlorinated biphenyls in any form or condition.

     "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under derivative contracts, including interest rate or commodity swap agreements, interest rate or commodity cap agreements and interest rate or commodity collar agreements, and all similar agreements or arrangements.

     "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower or any other

Obligor, any qualification or exception to such opinion or certification (a) which is of a "going concern" or similar nature; (b) which relates to the limited scope of examination of matters relevant to such financial statement; or (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower such Obligor to be in default of any of its obligations under SECTION 7.2.4.

     "INCLUDING" means including without limiting the generality of any description preceding such term.

     "INDEBTEDNESS" of any Person means, without duplication: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations, contingent or otherwise, relative to (i) banker's acceptances issued for the account of such Person and (ii) the face amount of all letters of credit, whether or not drawn, to the extent that such letters of credit support the payment of financial obligations; (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities; (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable arising in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and (e) all Guaranteed Liabilities of such Person in respect of any of the foregoing. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer unless such Indebtedness by its terms is expressly non-recourse to such general partner or joint venturer.

     "INDEBTEDNESS TO BE PAID" is defined in SECTION 5.3.3.

     "INDEMNIFIED LIABILITIES" is defined in SECTION 10.4.

     "INDEMNIFIED PARTIES" is defined in SECTION 10.4.

     "INTEREST PERIOD" means, relative to any Fixed Rate Borrowings, (a) with respect to Eurodollar Borrowings, the period beginning on (and including) the date on which such Eurodollar Borrowing is made or continued as, or converted into, a Eurodollar Borrowing pursuant to SECTION 2.5 or 2.6 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to SECTION 2.5, or (b) with respect to Absolute Rate Advances, as the period as the Borrower may select pursuant to SECTION 2.2; PROVIDED, HOWEVER, that (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates; (b) Interest Periods commencing on the same date for Loans or Competitive Bid Advances comprising part of the same Borrowing shall be of the same duration; (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to Eurodollar Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and (d) no Interest Period may end later than the date set forth in CLAUSE (a) of the definition of "REVOLVING LOAN COMMITMENT TERMINATION DATE", in the case of Interest Periods for Revolving Loans, or the date set forth in CLAUSE (a) of the definition of "TERM LOAN COMMITMENT TERMINATION DATE", in the case of Interest Periods for Term Loans.

     "INVITATION FOR COMPETITIVE BID QUOTES" is defined in SECTION 2.2.3.

     "LENDER ASSIGNMENT AGREEMENT" means a Lender Assignment Agreement substantially in the form of EXHIBIT 10.11 hereto.

     "LENDERS" is defined in the PREAMBLE.

     "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority arrangement of any kind or nature whatsoever.

     "LOAN" means, as the context may require, either a Revolving Loan or a Term Loan.

     "LOAN ADVANCES" means the Loans of the same Type and, in the case of Fixed Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
SECTION 2.1.

     "LOAN DOCUMENTS" means this Agreement, each of the Notes, each of the Guaranties, each Competitive Bid Quote Request, each Borrowing Request, each Committed Borrowing Notice, Fee Letter, together in each case with all exhibits, schedules and attachments thereto, and all other agreements and instruments from time to time executed and delivered by the Borrower or any of its Subsidiaries pursuant to or in connection with any of the foregoing.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, property, financial condition or results of operations of the Borrower and its Subsidiaries (taken as a whole) or (ii) the ability of the Borrower or SOC, as the case may be, to perform its payment obligations under any of the Loan Documents or (iii) during the period commencing on the date of the initial Borrowing and ending on the date the Term Loans are paid in full, the ability of EDC to perform its payment obligations under any of the Loan Documents.

     "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.

     "MOODY'S RATING LEVEL" means at any time a determination thereof is to be made, the level shown under the heading "Applicable Rating Level" opposite the Borrower's then rating of its senior unsecured long-term debt shown in the column "Moody's" in the definition of

Applicable Rating Level; provided that at any time that the Borrower does not have a rating of its senior unsecured long-term debt by Moody's, the Moody's Rating Level shall be deemed to be Level IV.

     "NEW INDEBTEDNESS" is defined in SECTION 3.2(b)(iii).

     "NOBLE GAS" means Noble Gas Marketing, Inc., a Delaware corporation, and its permitted successors and assigns.

     "NOBLE TRADING" means Noble Trading, Inc., a Delaware corporation, and its permitted successors and assigns.

     "NOTE" means, as the context may require, either a Revolving Note or a Term Note or a Competitive Bid Note; and "Notes" means some or all of the foregoing.

     "OBLIGATIONS" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document.

     "OBLIGOR" means the Borrower, each of the Guarantors or any other Person (other than the Agent or any Lender) obligated under any Loan Document, and their permitted successors and assigns.

     "ORGANIC DOCUMENT" means, relative to the Borrower or any other Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

     "PARTICIPANT" is defined in SECTION 10.11.

     "PAYMENT OFFICE" means:

          Union Bank of Switzerland, New York Branch
          299 Park Avenue
          New York, New York 10171

          Attention:  James Broadus
          Phone:    (212) 821-3227
          Facsimile:     (212) 821-3259

          Payment instructions:    via Fed Wire to ABA 0260 0843 9 (UBS, New
                                   York Branch Att:  Loan Servicing)
          Reference:     NOBLE AFFILIATES

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "PENSION PLAN" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "PERCENTAGE" means, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to SECTION 10.11.

     "PERSON" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "PLAN" means any Pension Plan or Welfare Plan.

     "QUARTERLY PAYMENT DATE" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

     "RATING AGENCY" means either of S&P or Moody's.

     "RELEASE" means a "release", as such term is defined in CERCLA.

     "REQUIRED LENDERS" means Lenders in the aggregate holding at least 67% of the aggregate unpaid principal amount of the outstanding Borrowings (other than Competitive Bid Loans) and if no Borrowings (other than Competitive Bid Loans) are outstanding, Lenders having at least 67% of the then Total Commitment.

     "RESOURCE CONSERVATION AND RECOVERY ACT" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, ET SEQ., as in effect from time to time.

     "RESTRICTED INDEBTEDNESS" means, at the time of determination and after giving effect to any Indebtedness incurred or to be incurred in connection with such determination and to any substantially contemporaneous use of the proceeds thereof to repay other Indebtedness, the sum of (i) the aggregate principal amount of the Indebtedness of the Borrower and its Significant Subsidiaries then secured (or to be secured in connection with such determination) by Liens permitted under SECTION 7.2.2(n) plus (ii) the aggregate principal amount of the Indebtedness of the Significant Subsidiaries then outstanding (or to be incurred in connection with such determination) other than Indebtedness of the Significant Subsidiaries permitted by SECTION 7.2.5(i).

     "RESTRICTED INDEBTEDNESS BASKET" means, at the time of determination, an amount equal to 5% of the Borrower's consolidated tangible net worth as reported in the Borrower's consolidated financial statements most recently delivered to the Lenders.

     "REVOLVING FACILITY" is defined in SECTION 2.1.1.

     "REVOLVING LOAN" is defined in SECTION 2.1.1.

     "REVOLVING LOAN COMMITMENT" means, relative to any Lender, such Lender's obligation to make Revolving Loans pursuant to SECTION 2.1.1.

     "REVOLVING LOAN COMMITMENT AMOUNT" means, on any date, $400,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.2.

     "REVOLVING LOAN COMMITMENT TERMINATION DATE" means the earliest of (a) the fifth anniversary of the Effective Date; (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to
SECTION 2.3; and (c) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described in CLAUSE (b) or (c), the Revolving Loan Commitments shall terminate automatically and without any further action.

     "REVOLVING NOTE" means a promissory note of the Borrower payable to any Lender, in the form of EXHIBIT 2.8A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "S&P" means Standard & Poor's Ratings Group and any successor thereto that is a nationally-recognized rating agency.

     "S&P RATING LEVEL" means at any time a determination thereof is to be made, the level shown under the heading "Applicable Rating Level" opposite the Borrower's then rating of its senior unsecured long-term debt shown in the column "S&P's" in the definition of Applicable Rating Level; provided that at any time that the Borrower does not have a rating of its senior unsecured long-term debt by S&P, the S&P Rating Level shall be deemed to be Level IV.

     "SIGNIFICANT SUBSIDIARY" means (a) SOC, EDC (after consummation of the Acquisition) and each other Subsidiary of the Borrower (other than Noble Gas or Noble Trading) that (i) accounts for at least 5% of the consolidated revenues of the Borrower and its Subsidiaries for any consecutive four quarter period ending on the last day of a fiscal quarter, or (ii) has assets which represent at least 5% of the consolidated assets of the Borrower and its Subsidiaries as of the last day of any fiscal quarter of the Borrower immediately preceding the date as of which any such determination is made, all of which, with respect to clauses
(a)(i) and (ii), shall be as reflected on the financial statements of the Borrower and its Subsidiaries for such period, or as of such date, as the case may be; or (b) Noble Gas or Noble Trading, or both, as the case may be, to the extent that Noble Gas or Noble Trading or both, as the case may be, (i) has consolidated net income of at least 10% of the consolidated net income of the Borrower and its Subsidiaries for any consecutive four quarter period ending on the last day of a fiscal quarter, or (ii) has consolidated tangible net worth of at least 5% of the consolidated tangible net worth of the Borrower and its Subsidiaries as of the last day of any fiscal quarter of the Borrower immediately preceding the date as of which any such determination is made, all of which, with respect to clauses (b)(i) and (ii), shall be as reflected on the financial statements of the Borrower and its Subsidiaries for such period, or as of such date.

     "SOC" is defined in the second recital, and includes its permitted successors and assigns.

     "SOLVENT" means, with respect to any Person at any time, a condition under which: a) the fair saleable value of such Person's assets is, on the date of determination, greater than the total amount of such Person's liabilities (including contingent and unliquidated liabilities) at such time; b) such Person is able to pay all of its liabilities as such liabilities mature; and c) such Person does not have unreasonably small capital with which to conduct its business, provided, that the foregoing determination shall be made without giving effect to such Person's Guaranty to the extent and only to the extent such Guaranty would otherwise render such Person unable to satisfy the conditions in the foregoing clauses (a), (b) and (c). For purposes of this definition (i) the amount of a Person's contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability; (ii) the "fair saleable value" of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value; and (iii) the "regular market value" of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions.

     "STATED MATURITY DATE" means the fifth anniversary of the Effective Date.

     "STOCK PURCHASE AGREEMENT" is defined in the second recital.

     "STOCKHOLDERS' EQUITY" means, as of the time of any determination thereof is to be made, the sum of the Borrower's capital stock (which shall exclude treasury stock and any capital stock subject to mandatory redemption by the issuer at the option of the holder thereof) and additional paid-in capital, PLUS retained earnings (MINUS accumulated deficit), all as shown on the consolidated balance sheet of the Borrower and its Subsidiaries and based on GAAP.

     "SUBSIDIARY" means, with respect to any Person, (a) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person, (b) any partnership of which such Person, such Person and one or more other Subsidiaries of such Person, or one or more other Subsidiaries of such Person is a general partner and (c) any limited liability company in which such Person, such Person and one or more other Subsidiaries of such Person, or one or more other Subsidiaries of such Person is a member or manager.

     "TAXES" is defined in SECTION 4.6.

     "TERM FACILITY" is defined in SECTION 2.1.3.

     "TERM LOAN" is defined in SECTION 2.1.2.

     "TERM LOAN COMMITMENT" means, relative to any Lender, such Lender's obligation to make Term Loans pursuant to SECTION 2.1.2.

     "TERM LOAN COMMITMENT AMOUNT" means, on any date, $400,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.3 or as a result of payments or prepayments pursuant to SECTION 3.1.

     "TERM LOAN COMMITMENT TERMINATION DATE" means the earliest of (a) the fifth anniversary of the Effective Date; (b) the date on which the Term Loan Commitment Amount is terminated in full or reduced to zero pursuant to SECTION 2.3; and (c) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described in CLAUSE (b) or (c), the Term Loan Commitments shall terminate automatically and without any further action.

     "TERM NOTE" means a promissory note of the Borrower payable to any Lender, in the form of EXHIBIT 2.8B hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "TOTAL COMMITMENT" means, relative to any Lender, such Lender's obligation to make Revolving Loans or Term Loans pursuant to SECTION 2.1.1 and SECTION 2.1.2, respectively.

     "TOTAL COMMITMENT AMOUNT" means $800,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.3.

     "TOTAL DEBT TO CAPITALIZATION RATIO" means the ratio of (a) total Debt TO
(b) total Capitalization.

     "TOTAL INTEREST EXPENSE" means with respect to any period for which a determination thereof is to be made, the sum, without duplication, of (i) the aggregate amount of all interest accrued (whether or not paid) on all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis PLUS
(ii) the portion of any Capitalized Lease Liabilities allocable to interest expense in accordance with GAAP.

     "TYPE" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a Eurodollar Loan.

     "UBS" is defined in the PREAMBLE, and includes its successors and assigns.

     "UNITED STATES" or "U.S." means the United States of America, its fifty States and the District of Columbia.

     "UNMATURED EVENT OF DEFAULT" means any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "WELFARE PLAN" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

     SECTION 1.2 USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Competitive Bid Quote Request, Competitive Bid Borrowing Notice, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3 CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4 ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under SECTION 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in SECTION 6.5.


                                   ARTICLE II

                 THE FACILITIES, BORROWING PROCEDURES AND NOTES

     SECTION 2.1    THE FACILITIES.

     SECTION 2.1.1 DESCRIPTION OF THE REVOLVING FACILITY. The Lenders grant to the Borrower a revolving credit facility (the "REVOLVING FACILITY") pursuant to which, and upon the terms and subject to the conditions herein set out and provided that no Default or Unmatured Default has occurred and is continuing from time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, each Lender severally agrees to make Loans in U.S. Dollars (relative to such Lender, its "REVOLVING LOANS") to the Borrower equal to such Lender's Percentage of the aggregate amount of Revolving Loans requested by the Borrower to be made on such day (the commitment of each Lender described in this SECTION

2.1.1(a) is herein referred to as its "REVOLVING LOAN COMMITMENT"). In addition, each Lender may, in its sole discretion, make bids to make Competitive Bid Loans in U.S. Dollars to the Borrower in accordance with
SECTION 2.2. No Lender shall be permitted or required to make (i) any Revolving Loan or Competitive Bid Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving Loans plus Competitive Bid Loans of all Lenders would exceed the Revolving Loan Commitment Amount, and (ii) any Revolving Loan if, after giving effect thereto, the aggregate amount of all Revolving Loans of such Lender would exceed the Lender's Percentage of the Revolving Loan Commitment Amount. Subject to clause (i) in the immediately preceding sentence, any Lender may make Competitive Bid Loans in excess of such Lender's Percentage of the Revolving Loan Commitment.

     SECTION 2.1.2 AVAILABILITY OF REVOLVING FACILITY. Subject to the terms of this Agreement, the Revolving Facility is available to the Borrower from the date of this Agreement to the Revolving Loan Commitment Termination Date, and the Borrower may borrow, repay and reborrow under the Revolving Facility at any time prior to the Revolving Loan Commitment Termination Date.

     SECTION 2.1.3 DESCRIPTION OF TERM FACILITY. The Lenders grant to the Borrower a term credit facility (the "TERM FACILITY") pursuant to which, and upon the terms and subject to the conditions herein set out each Lender severally agrees to make Term Loans in U.S. Dollars (relative to such Lender, its "TERM LOANS") to the Borrower equal to such Lender's Percentage of the aggregate amount of Term Loans requested by the Borrower to be made on such day (the commitment of each Lender described in this SECTION 2.1.3(a) is herein referred to as its "TERM LOAN COMMITMENT"). No Lender shall be permitted or required to make any Term Loans if, after giving effect thereto, the aggregate amount of all Term Loans of all Lenders made since the Effective Date would exceed the Term Loan Commitment.

     SECTION 2.1.4 AVAILABILITY OF TERM FACILITY. Subject to the terms of this Agreement, the Term Facility is available for borrowing from the date of this Agreement to the Effective Date. Amounts repaid on the Term Facility may not be reborrowed.

     SECTION 2.2    COMPETITIVE BID ADVANCES.

     SECTION 2.2.1  COMPETITIVE BID OPTION.  In addition to Loans pursuant to
SECTION 2.1, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in SECTION 2.1.1 as to the maximum aggregate principal amount of all outstanding Loans hereunder), the Borrower may, as set forth in this SECTION 2.2, request the Lenders, prior to the Revolving Facility Termination Date, to make offers to make Competitive Bid Advances to the Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this SECTION 2.2.

     SECTION 2.2.2 COMPETITIVE BID QUOTE REQUEST. The Borrower may request offers to make Competitive Bid Loans under SECTION 2.2 by transmitting to the Agent by telex or telecopy a Competitive Bid Quote Request so as to be received no later than (i) 10:00 a.m. (New York time) at least four Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction or (ii) 10:00 a.m. (New York time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction. The Competitive Bid Quote Request shall specify (i) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance; (ii) the aggregate principal amount of such Competitive Bid Advance; (iii) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or an Absolute Rate, or both; and
(iv) the Interest Period applicable thereto (which may not end after the Revolving Loan Commitment Termination Date).

The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period and for a Eurodollar Auction and an Absolute Rate Auction in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within three Business Days (or upon reasonable prior notice to the Lenders, such other number of days as the Borrower and the Agent may agree) of any other Competitive Bid Quote Request. Each Competitive Bid Quote Request shall be in a minimum amount of $10,000,000 (and in integral multiples of $1,000,000 in excess thereof). A Competitive Bid Quote Request that does not conform substantially to the format of EXHIBIT 2.2.2 hereto shall be rejected, and the Agent shall promptly notify the Borrower of such rejection by telex or telecopy.

     SECTION 2.2.3 INVITATION FOR COMPETITIVE BID QUOTES. Promptly and in any event before 1:00 p.m. (New York time) on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to SECTION 2.2.2, the Agent shall send to each of the Lenders by telex or telecopy an Invitation for Competitive Bid Quotes, substantially in the form of EXHIBIT 2.2.3 attached hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with SECTION 2.2.4.

     SECTION 2.2.4 SUBMISSION AND CONTENTS OF COMPETITIVE BID QUOTES. (a) Each Lender may, in its sole discretion, but is under no obligation to, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this SECTION 2.2.4 and must be submitted to the Agent by telecopy at its offices specified in
SECTION 10.2 not later than (a) 1:00 p.m. (New York time), at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (b) 10:00 a.m. (New York time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Agent may agree). Subject to Articles V and VIII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

     (b) Each Competitive Bid Quote shall in any case specify: (i) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes; (ii) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Lender, (2) must be at least $10,000,000 and an integral multiple of $1,000,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested; (iii) in the case of a Eurodollar Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan; (iv) the minimum or maximum amount, if any, of any Competitive Bid Loan which may be accepted by the Borrower and/or the limit, if any, as to the aggregate principal amount of Competitive Bid Loans from such Lender which may be accepted by the Borrower; (v) in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive
Bid Loan; (vi) the applicable Interest Period; and (vii) the identity of the quoting Lender.

     (c) The Agent shall reject any Competitive Bid Quote that (i) is not substantially in the form of EXHIBIT 2.2.4 hereto or does not specify all of the information required by SECTION 2.2.4(ii); (ii) contains qualifying, conditional or similar language, other than any such language contained in EXHIBIT 2.2.4 hereto; (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or (iv) arrives after the time set forth in SECTION 2.2.4(i). If any Competitive Bid Quote shall be rejected pursuant to this SECTION 2.2.4(iii), then the Agent shall notify the relevant Lender of such rejection as soon as practical.

     SECTION 2.2.5 NOTICE TO THE BORROWER. The Agent shall promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with SECTION 2.2.4 and (ii) of any Competitive Bid Quote that is in accordance with SECTION 2.2.4 and amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Competitive Bid Margins or Absolute Rates, as the case may be, so offered.

     SECTION 2.2.6 ACCEPTANCE AND NOTICE BY THE BORROWER. Subject to the receipt of the notice from the Agent referred to in SECTION 2.2.5, not later than (i) 3:00 p.m. (New York time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 11:00 a.m. (New York time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction, the Borrower shall notify the Agent of its acceptance or rejection of the offers so notified to it pursuant to SECTION 2.2.5; PROVIDED, HOWEVER, that the failure by the Borrower to give such notice to the Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "COMPETITIVE BID BORROWING NOTICE") shall be irrevocable and shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept or reject any Competitive Bid Quote in whole or in part (subject to the terms of SECTION 2.2.4(b)(iv)); PROVIDED that (a) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request; (b) acceptance of offers for any Competitive Bid Advance with otherwise identical terms may only be made on the basis of ascending Competitive Bid Margins or Absolute Rates, as the case may be; (c) the Borrower may not accept any offer of the type described in SECTION 2.2.4(c) or that otherwise fails to comply with the requirements of this Agreement for the purpose of obtaining a Competitive Bid Loan under this Agreement; and (d) after giving effect to such Competitive Bid Advance, the sum of the aggregate principal amount of all outstanding Revolving Loans plus all Competitive Bid Advances shall not exceed the Revolving Loan Commitment
Amount.

     SECTION 2.2.7 ALLOCATION BY THE AGENT. If offers are made by two or more Lenders with the same Competitive Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; PROVIDED, HOWEVER, that no Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Agent shall promptly, but in any event on the same Business Day in the case of Eurodollar Bid Rate Advances, and by 12:00 p.m. (New York time) in the case of Absolute Rate Advances, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Lender.

     SECTION 2.2.8 ADMINISTRATION FEES. The Borrower hereby agrees to pay to the Agent for its sole account administration fees for Competitive Bid Quote Requests in such amounts as heretofore agreed upon by the Borrower and the Agent in a fee letter dated July 31, 1996, as amended from time to time (the "COMPETITIVE BID FEE LETTER").

     SECTION 2.2.9 REDUCTION. While any Competitive Bid Advances are outstanding, each Lender's Revolving Loan Commitment shall be reduced by, and deemed used in the amount of its pro rata share (based on its respective Percentage of the Revolving Loan Commitment Amount) of the outstanding amount of such Competitive Bid Advances.

     SECTION 2.3 REDUCTION OF COMMITMENT AMOUNTS. The Borrower may, from time to time on any Business Day occurring after the time of the initial Borrowing hereunder, voluntarily reduce the amount of either Commitment Amount; PROVIDED, HOWEVER, that all such reductions shall require at least three Business Days' prior notice to the Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $25,000,000 and in an integral multiple of $5,000,000.

     SECTION 2.4 BASE RATE LOANS AND EURODOLLAR LOANS. Subject to the terms and conditions set forth in ARTICLE V, each Loan shall be either a Eurodollar Loan or a Base Rate Loan as the Borrower may request, it being understood that Loans made to the Borrower on any date may be either Eurodollar Loans or Base Rate Loans or a combination thereof. As to any Eurodollar Loan, each Lender may, if it so elects, fulfill its commitment to make such Eurodollar Loan by causing its Eurodollar Office to make such Eurodollar Loan; PROVIDED, HOWEVER, that in such event the obligation of the Borrower to repay such Eurodollar Loan nevertheless shall be to such Lender and shall be deemed to be held by such Lender for the account of such Eurodollar Office.

     SECTION 2.5 BORROWING PROCEDURES FOR LOANS. The Borrower shall give the Agent prior written or telegraphic notice pursuant to a Borrowing Request (in substantially the form of EXHIBIT 2.5 hereto) of each proposed Borrowing or continuation, and as to whether such Borrowing or continuation is to be of Base Rate Loans or Eurodollar Loans, as follows:

     SECTION 2.5.1 DOMESTIC LOANS. The Agent shall receive written or telegraphic notice from the Borrower on or before 2:00 p.m. New York time one day prior to the date of such Borrowing and amount of such Borrowing (which shall be in a minimum amount of $10,000,000 and an integral multiple of $1,000,000), and the Agent shall advise each Lender thereof promptly thereafter. Not later than 10:00 a.m., New York time, on the date specified in such notice for such Borrowing, each Lender shall provide to the Agent at the Payment Office, same day or immediately available funds covering such Lender's Percentage of the requested Base Rate Loan. Upon fulfillment of the applicable conditions set forth in ARTICLE V with respect to such Base Rate Loan, the Agent shall make available to the Borrower the proceeds of each Base Rate Loan (to the extent received from the Lenders) by wire transfer of such proceeds to such account(s) as the Borrower shall have specified in the Borrowing Request.

     SECTION 2.5.2 EURODOLLAR LOANS. The Agent shall receive written or telegraphic notice pursuant to a Borrowing Request from the Borrower on or before 10:00 a.m. New York time, at least three (3) Business Days prior to the date requested for each proposed Borrowing or continuation of a Eurodollar Loan, of the date of such Borrowing or continuation, as the case may be, the amount of such Borrowing or continuation, as the case may be (which shall be in a minimum amount of $10,000,000 and an integral multiple of $1,000,000), and the duration of the initial Eurodollar Interest Period with respect thereto, and the Agent shall advise each Lender thereof promptly thereafter. Not later than 10:00 a.m., New York time, on the date specified in such notice for such Borrowing, each Lender shall provide to the Agent at the Payment Office, same day or immediately available funds covering such Lender's Percentage of the requested Eurodollar Loan. Upon fulfillment of the applicable conditions set forth in
ARTICLE V with respect to such Eurodollar Loan, the Agent shall make available to the Borrower the proceeds of each Eurodollar Loan (to the extent received from the Lenders) by wire transfer of such proceeds to such account(s) as the Borrower shall have specified in the Borrowing Request.

     SECTION 2.6 CONTINUATION AND CONVERSION ELECTIONS. By delivering a Continuation/Conversion Notice to the Agent on or before 10:00 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $10,000,000 and an integral multiple of $1,000,000 of any Borrowings be, (i) in the case of Base Rate Loans, converted into Eurodollar Loans, or (ii) in the case of Eurodollar Loans, be converted into a Base Rate Loan or continued as a Eurodollar Loan of such Type (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Loan shall, on such last day, automatically convert to a Base Rate Loan); PROVIDED, HOWEVER, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Eurodollar Loans when any Default has occurred and is continuing.

     SECTION 2.7 FUNDING. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurodollar Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Loan; PROVIDED, HOWEVER, that such Eurodollar Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Eurodollar Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of SECTIONS 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all Eurodollar Loans by purchasing, as the case may be, Dollar deposits in its Eurodollar Office's interbank eurodollar market.

     SECTION 2.8 NOTES. Each Lender's Loans shall be evidenced by a Revolving Note and a Term Note, each payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount. Each Lender's Competitive Bid Loans shall be evidenced by a Competitive Bid Note, each payable to the order of such Lender in a maximum principal amount of $400,000,000. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans or Competitive Bid Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; PROVIDED, HOWEVER, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.


                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1 REPAYMENTS AND PREPAYMENTS. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date or of each Competitive Bid Loan on the last day of its applicable Interest Period. Prior thereto, the Borrower

     (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; PROVIDED, HOWEVER, that (i) any such prepayment shall be applied to the Lenders among Loans having the same Type and, if applicable, having the same Interest Period; (ii) no such prepayment of any Competitive Bid Loan may be made on any day other than the last day of the Interest Period for such Loan;
(iii) all such voluntary prepayments shall require at least three Business Days' prior written notice to the Agent; and (iv) all such voluntary partial prepayments shall be in an minimum amount of $25,000,000 and an integral multiple of $5,000,000.

     (b) shall make mandatory prepayments on the Term Facility, as soon as practicable, but in any event within three Business Days, in an amount equal to:

          (i) the net cash proceeds in excess of $1,000,000 in the aggregate in any calendar year for all such net cash proceeds from the sale of any of the Borrower's or any Significant Subsidiary's oil and gas assets or properties after the Effective Date (other than the sale of severed hydrocarbons in the ordinary course of business); PROVIDED, HOWEVER, that in the event that the Borrower or any of its Subsidiaries receives any common stock, preferred stock, note, bond, debenture or other similar instrument evidencing Indebtedness in lieu of cash in connection with the sale of any oil and gas assets or properties, then for purposes of this clause (b)(i), the Borrower or its Subsidiary, as the case may be, shall be deemed to have received net cash proceeds in respect of such sale on the date it receives any cash payment (whether sales proceeds, principal, interest or otherwise) with respect to such common stock, preferred stock, note, bond, debenture or other similar instrument evidencing Indebtedness;

          (ii) the net cash proceeds from the issuance by the Borrower or any of its Subsidiaries of any common stock or preferred stock (other than stock issued by a Subsidiary of the Borrower to the Borrower or a wholly-owned Subsidiary of the Borrower and other than sales of stock to officers, directors or employees pursuant to a stock option plan or otherwise); and

          (iii) the net cash proceeds from any Indebtedness incurred subsequent to the Effective Date (such Indebtedness herein "NEW INDEBTEDNESS"), to the extent that the proceeds of such New Indebtedness are not used to refinance or repay any Indebtedness in existence prior to the Effective Date (such existing Indebtedness herein "EXISTING INDEBTEDNESS"); provided that if such proceeds of such New Indebtedness are used to refinance or repay all or any portion of the Borrower's 4 1/4% Convertible Subordinated Notes, such New Indebtedness shall be subordinated to the Obligations on terms and conditions at least as favorable to the Lenders and the Agent as the terms and conditions of the 4 1/4% Convertible Subordinated Notes due 2003 (as determined by the Required Lenders in their sole discretion).

     (c)  shall, in addition to any mandatory prepayments pursuant to clause
(b), make mandatory prepayments on the Term Facility on the following dates in the following amounts:

          (i) on December 31, 1996, the positive difference, if any, of $50,000,000 MINUS the sum of all prepayments made on or prior to such date pursuant to the foregoing clauses (a) and (b)(ii);

          (ii) on June 30, 1997, the positive difference, if any, of $100,000,000 MINUS the sum of (A) all prepayments made on or prior to such date pursuant to the foregoing clauses (a) and (b)(ii) PLUS (B) the mandatory prepayment, if any, made pursuant to the foregoing clause (c)(i);

          (iii) on December 31, 1997, the positive difference, if any, of $150,000,000 MINUS the sum of (A) all prepayments made on or prior to such date pursuant to the foregoing clauses (a) and (b)(ii) PLUS (B) the mandatory prepayments, if any, made pursuant to the foregoing clauses
     (c)(i) and (ii);

PROVIDED, HOWEVER, that if on or before December 31, 1996, the holders of at least $200,000,000 in principal amount of the Borrower's 4 1/4% Convertible Subordinated Notes due 2003 shall have converted their notes into stock, then
(1) the amounts in the foregoing clauses (c)(i),(ii) and (iii) shall be replaced with $0, $50,000,000 and $100,000,000 respectively, and (2) as of June 30, 1998, the Borrower shall in addition to any prepayments pursuant to clause (b), make a prepayment on the Term Facility in an amount equal to the positive difference, if any, of $150,000,000 MINUS the sum of (A) all prepayments made on or prior to such date pursuant to the foregoing clauses (a) and (b)(ii) PLUS (B) the mandatory prepayments, if any, made pursuant to the foregoing clauses (c)(i),
(ii) and (iii).

     (d) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to SECTION 8.2 or SECTION 8.3, repay all Loans, unless, pursuant to SECTION 8.3, only a portion of all Loans is so accelerated.

Each prepayment of Term Loans made pursuant to CLAUSE (a) or (b) shall be applied, to the extent of such prepayment, in the inverse order of maturity. Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by SECTION 4.4. No voluntary prepayment of principal of any Revolving Loans shall cause a reduction in the Revolving Loan Commitment Amount.

     SECTION 3.2 INTEREST PROVISIONS. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this SECTION 3.2.


     SECTION 3.2.1 RATES. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum: (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Base Rate from time to time in effect; and (b) on that portion maintained as a Eurodollar Loan, during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin. All Eurodollar Borrowings shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Borrowing.

     SECTION 3.2.2 POST-MATURITY RATES. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Base Rate plus the Default Margin.

     SECTION 3.2.3 PAYMENT DATES. Interest accrued on each Borrowing shall be payable, without duplication: (a) on the Stated Maturity Date therefor; (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the amount of such principal prepaid or repaid;
(c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date; (d) with respect to Eurodollar Borrowings, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period); (e) with respect to any portion of Base Rate Loans converted into Eurodollar Loans on a day when interest would not otherwise have been payable pursuant to CLAUSE (c), on the date of such conversion; and (f) on that portion of any Borrowings the Stated Maturity Date of which is accelerated pursuant to SECTION 8.2 or SECTION 8.3, immediately upon such acceleration; and (g) with respect to Competitive Bid Loans, as otherwise provided by the relevant Competitive Bid Quote Request. Interest accrued on Borrowings or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 3.3    FEES.  The Borrower agrees to pay the fees set forth in this
SECTION 3.3.  All such fees shall be non-refundable.

     SECTION 3.3.1 FACILITY FEE. The Borrower agrees to pay to the Agent for the account of each Lender, a facility fee in an amount equal to the product of the Applicable Facility Fee Rate times such Lender's Percentage times the Total Commitment Amount as it may be reduced from time to time, in the case of the Revolving Commitment, pursuant to reductions under SECTION 2.3, and in the case of the Term Commitment, as a result of payments and prepayments thereon, payable in arrears on each Quarterly Payment Date occurring after the Effective Date.

     SECTION 3.3.2 AGENT'S FEE. The Borrower agrees to pay to the Agent for its own account, all fees (including any fees pursuant to SECTION 2.2.8) pursuant to that certain fee letter agreement dated the date hereof between the Borrower and the Agent, as amended from time to time (the "AGENT FEE LETTER").

     SECTION 3.3.3 PAYMENT OFFICE. The Borrower shall make all payments to the Agent at the Payment Office.

                                   ARTICLE IV

                     CERTAIN EURODOLLAR AND OTHER PROVISIONS

     SECTION 4.1 EURODOLLAR LENDING UNLAWFUL. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Borrowing as, or to convert any Borrowing into, a Eurodollar Borrowing, the obligations of such Lender to make, continue, maintain or convert any such Borrowings shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all Eurodollar Borrowings shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion; PROVIDED, HOWEVER, that the obligation of such Lender to make, continue, maintain or convert any such Eurodollar Borrowings shall remain unaffected if such Lender can designate a different Eurodollar Office for the making, continuance, maintenance or conversion of Eurodollar
Borrowings and such designation will not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender.

     SECTION 4.2 DEPOSITS UNAVAILABLE OR EURODOLLAR INTEREST RATE UNASCERTAINABLE. If the Agent shall have determined that, by reason of circumstances affecting the Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Borrowings, then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under SECTION 2.6 and SECTION 2.8 to make or continue any Borrowings as, or to convert any Borrowings into, Eurodollar Borrowings shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 4.3 INCREASED EURODOLLAR BORROWING COSTS, ETC. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Borrowings as, or of converting (or of its obligation to convert) any Borrowings into, Eurodollar Borrowings. Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount; PROVIDED, HOWEVER, that such Lender shall designate a different Eurodollar Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender. Such additional amounts shall be payable by the Borrower directly to such Lender within fifteen days of its receipt of such notice, and such notice shall be rebuttable presumptive evidence of the amount payable by the Borrower.

     SECTION 4.4 FUNDING LOSSES. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Borrowing as, or to convert any portion of the principal amount of any Borrowing into, a Eurodollar Borrowing) as a result of (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Borrowings on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to SECTION 3.1 or otherwise, (b) any Borrowings not being made as Eurodollar Borrowings in accordance with the Borrowing Request or Competitive Bid Quote Request, as the case may be, therefor, or (c) any Borrowings not being continued as, or converted into, Eurodollar Borrowings in accordance with the Continuation/Conversion Notice therefor, then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within fifteen days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense.
 Such written notice (which shall include calculations in reasonable detail) shall be rebuttable presumptive evidence of the amount payable by the Borrower.

     SECTION 4.5 INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Borrowings made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall pay directly to such Lender, within fifteen days, additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return; PROVIDED, HOWEVER, that such Lender shall designate a different Domestic or Eurodollar Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall be rebuttable presumptive evidence of the amount payable by the Borrower. In determining such amount, such Lender may use any reasonable method of averaging and attribution that it (in its sole discretion) shall deem applicable.

     SECTION 4.6 TAXES. All payments by the Borrower of principal of, and interest on, the Borrowings and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will, within fifteen days (a) pay directly to the relevant authority the full amount required to be so withheld or deducted; (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

     If any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted; provided that the Borrower will not be obligated to pay such additional amounts to the Agent or such Lender to the extent that such additional amounts shall have been incurred as a consequence of the Agent's or such Lender's gross negligence or willful misconduct, as the case may be.

     If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this SECTION 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

     Each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes, and shall (but only so long as such Lender remains lawfully able to do so) deliver to the Borrower and the Agent additional copies of such forms on or before the date that such forms expire or become obsolete or after the occurrence of an event requiring a change in the most recent form so delivered by it and such amendments thereto as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or fees or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from the definition of "Taxes". For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the forms required pursuant to this paragraph, if any (other than if such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under this SECTION 4.6 with respect to Taxes imposed by the United States which Taxes would not have been imposed but for such failure to provide such form; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

     If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 4.6, then such Lender will change the jurisdiction of its applicable Eurodollar or Domestic Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole discretion of such Lender, is not otherwise disadvantageous to such Lender. No Lender shall be entitled to receive any greater payment under this SECTION 4.6 as a result of the designation by such Lender of a different applicable Eurodollar or Domestic Office after the date hereof, unless such designation is made with the Borrower's prior written consent or by reason of the provisions of SECTIONS 4.1, 4.3 or 4.5 requiring such Lender to designate a different applicable Eurodollar or Domestic Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     SECTION 4.7 SPECIAL FEES IN RESPECT OF RESERVE REQUIREMENTS. With respect to Eurodollar Borrowings, the Borrower agrees to pay to each Lender on appropriate Payment Dates, as additional interest, such amounts as will compensate such Lender for any cost to such Lender, from time to time, of any reserve, special deposit, special assessment or similar capital requirements against assets of, deposits with or for the account of, or credit extended by, such Lender which are imposed on, or deemed applicable by, such Lender, from time to time, under or pursuant to (i) any Law, treaty, regulation or directive now or hereafter in effect (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System but excluding any reserve requirement included in the definition of Eurodollar Rate in SECTION 1.1),
(ii) any interpretation or application thereof by any governmental authority, agency or instrumentality charged with the administration thereof or by any court, central bank or other fiscal, monetary or other authority having jurisdiction over the Eurodollar Borrowings or the office of such Lender where its Eurodollar Borrowings are lodged, or (iii) any requirement imposed or requested by any court, governmental authority, agency or instrumentality or central bank, fiscal, monetary or other authority, whether or not having the force of law. A written notice as to the amount of any such cost or any change therein (including calculations, in reasonable detail, showing how such Lender computed such cost or change) shall be promptly furnished by such Lender to the Borrower and shall be rebuttable presumptive evidence of such cost or change. The Borrower will not be responsible for paying any amounts pursuant to this
SECTION 4.7 accruing prior to 180 days prior to the receipt by the Borrower of the written notice referred to in the preceding sentence. Within fifteen (15) days after such certificate is furnished to the Borrower, the Borrower will pay directly to such Lender such additional amount or amounts as will compensate such Lender for such cost or change.

     SECTION 4.8 PAYMENTS, COMPUTATIONS, ETC. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the PRO rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a

Business Day, such payment shall (except as otherwise required by CLAUSE (C) of the definition of the term "INTEREST PERIOD" with respect to Eurodollar Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 4.9 SHARING OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of SECTIONS 4.3, 4.4 and 4.5) in excess of its PRO RATA share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender TO (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 4.8 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to SECTION 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this SECTION 4.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 4.10   [INTENTIONALLY OMITTED.]

     SECTION 4.11 USE OF PROCEEDS. The Borrower shall apply the proceeds of each Borrowing in accordance with the FOURTH RECITAL; without limiting the foregoing, no proceeds of any Borrowing will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.

     SECTION 4.12 REPLACEMENT OF LENDER ON ACCOUNT OF INCREASED COSTS, EURODOLLAR LENDING UNLAWFUL, RESERVE REQUIREMENTS, TAXES, CERTAIN DISSENTS, ETC. If any Lender shall claim the inability to make or maintain Eurodollar Borrowings pursuant to SECTION 4.1 above, if any Lender is owed increased costs under SECTION 4.5 above, if any payment to any Lender by the Borrower is subject to any withholding tax pursuant to SECTION 4.6 above, or if any Lender is owed any cost or expense pursuant to SECTION 4.7 above, the Borrower shall have the right, if no Event of Default or Unmatured Event of Default then exists, to replace such Lender with another bank or financial institution PROVIDED that (i) if it is not a Lender or an Affiliate thereof, such bank or financial institution shall be reasonably acceptable to the Agent and

(ii) such bank or financial institution shall unconditionally purchase, in accordance with SECTION 10.11 hereof, all of such Lender's rights and obligations under this Agreement and the Notes and the appropriate pro rata share of such Lender's Notes and Commitments, without recourse or expense to, or warranty by, such Lender being replaced for a purchase price equal to the aggregate outstanding principal amount of the Notes payable to such Lender, PLUS any accrued but unpaid interest on such Notes PLUS accrued but unpaid fees in respect of such Lender's Borrowings and Percentage of the Commitments hereunder to the date of such purchase on a date therein specified. The Borrower shall be obligated to pay, simultaneously with such purchase and sale, the increased costs, amounts, expenses and taxes under SECTIONS 4.1, 4.5, 4.6, and 4.7 above, all breakage fees payable under SECTION 4.4 and all other costs, fees and expenses payable to such Lender hereunder and under the Loan Documents, to the date of such purchase as well as all other Obligations due and payable to or for the benefit of such Lender; PROVIDED, that if such bank or financial institution fails to purchase such rights and obligations, the Borrower shall continue to be obligated to pay the increased costs, amounts, expenses and taxes under SECTIONS 4.1, 4.5, 4.6, and 4.7 above to such Lender.

     SECTION 4.13 MAXIMUM INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Borrower to each Lender under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Lender limiting rates of interest which may be charged or collected by such Lender. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the Federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to a Lender then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows: (a) the provisions of this SECTION 4.13 shall govern and control; (b) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by such Lender shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to such Lender herein called the "HIGHEST LAWFUL RATE"), and any excess shall be credited to the Borrower by such Lender (or, if such consideration shall have been paid in full, such excess refunded to the Borrower); (c) all sums paid, or agreed to be paid, to such Lender for the use, forbearance and detention of the indebtedness of the Borrower to such Lender hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and (d) if at any time the interest provided pursuant to SECTION 4.1 together with any other fees payable pursuant to this Agreement and deemed interest under applicable law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to such Lender pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Lender pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and such fees deemed to be interest equals the amount of interest which would have accrued to such Lender if a varying rate per annum equal to the interest provided pursuant to SECTION 3.2 had at all times been in effect, PLUS the amount of fees which would have been received but for the effect of this SECTION 4.13. For purposes of Article 5069-1.04, Vernon's
Texas Civil Statutes, as amended, to the extent, if any, applicable to a Lender, the Borrower agrees that the Highest Lawful Rate shall be the "indicated (weekly) rate ceiling" as defined in said Article, provided that such Lender may also rely, to the extent permitted by applicable laws, on alternative maximum rates of interest under other laws applicable to such Lender if greater. Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Agreement or the Notes.

                                    ARTICLE V

                            CONDITIONS TO BORROWING

     SECTION 5.1 INITIAL BORROWING. The obligations of the Lenders to fund the initial Borrowing shall be subject to the prior satisfaction, or waiver in writing by the Agent (with the consent of Required Lenders) of each of the conditions precedent set forth in this SECTION 5.1.

     SECTION 5.1.1 RESOLUTIONS, ETC. The Agent shall have received from the Borrower and each Guarantor a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary as to (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower and each Guarantor canceling or amending such prior certificate.

     SECTION 5.1.2 DELIVERY OF NOTES. The Agent shall have received, for the account of each Lender, its Notes duly executed and delivered by the Borrower.

     SECTION 5.1.3 GUARANTIES. The Agent shall have received a Guaranty dated the Effective Date and duly executed by SOC.

     SECTION 5.1.4 OPINIONS OF COUNSEL. The Agent shall have received opinions, dated the date of the initial Borrowing and addressed to the Agent and all Lenders, from Thompson & Knight, P.C., counsel to the Borrower, substantially in the form of EXHIBIT 5.1.4 hereto.

     SECTION 5.1.5 FEE LETTERS, CLOSING FEES, EXPENSES, ETC. The Agent shall have received each of the Fee Letters described in SECTIONS 2.2.8 and 3.3.2, duly executed by the Borrower. The Agent shall also have received for its own account, or for the account of each

Lender, as the case may be, all fees, costs and expenses due and payable pursuant to SECTIONS 3.3.2 and 10.3, if then invoiced.

     SECTION 5.1.6 MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the consolidated business, condition (financial or otherwise), operations, performance or properties of any of the Borrower, any Guarantor, EDC and their respective consolidated Subsidiaries taken as a whole from March 31, 1996 except as disclosed in Item 5.1.6 of the Disclosure Schedule.

     SECTION 5.1.7 REGULATORY FILINGS. All actions and proceedings required by applicable law or regulation (including, without limitation, compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) shall have been taken, all waiting periods thereunder shall have expired or terminated, and all consents, waivers, and approvals necessary for the Acquisition or any other transactions contemplated hereby (including, without limitation, those of any governmental authority or regulatory body) shall have been given or obtained.

     SECTION 5.1.8 ENGINEERING REPORT. The Agent shall have received engineering reports covering EDC's reserves (including, without limitation, a report by Miller and Lents Ltd.) in form and substance reasonably satisfactory to the Agent.

     SECTION 5.1.9 CERTIFICATE RELATING TO CONSUMMATION OF ACQUISITION. A certificate signed by an Authorized Officer of the Borrower, in form and substance reasonably satisfactory to the Agent and each Lender, representing and warranting that on and as of the Effective Date, there does not exist any judgment, order, injunction or other restraint issued or filed with respect to the making of Borrowings or which could reasonably be expected to impair materially the right or ability of SOC to consummate the Acquisition.

     SECTION 5.1.10 OTHER DOCUMENTS. Such other documents as the Agent or any Lender may have reasonably requested.

     SECTION 5.2 ALL BORROWINGS. The obligation of each Lender to fund any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this SECTION 5.2.

     SECTION 5.2.1 COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in SECTION 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct (a) the representations and warranties set forth in ARTICLE VI (excluding, however, except in the case of the initial Borrowing, those contained in SECTION 6.6 and SECTION 6.7) and the representations and warranties made by any Guarantor in any Guaranty shall be true and correct with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date); and (b) no Default shall have then occurred and be continuing, and neither the Borrower nor any of its Subsidiaries are in material violation of any law or governmental regulation or court order or decree.

     SECTION 5.2.2 BORROWING REQUEST AND COMPETITIVE BID QUOTE REQUEST. The Agent shall have received a Borrowing Request or a Competitive Bid Quote Request for such Borrowing. Each of the delivery of a Borrowing Request or a Competitive Bid Borrowing Notice and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in SECTION 5.2.1 are true and correct.

     SECTION 5.2.3 SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

     SECTION 5.3 ADDITIONAL CONDITIONS. The obligation of each Lender to fund the initial Borrowing and any subsequent Borrowing shall also be subject to the condition that (i) as of the time of the initial Borrowing the Agent shall be reasonably satisfied that the Borrower will promptly, and in no event later than one Business Day subsequent to the initial Borrowing, satisfy and (ii) that prior to any Borrowing other than the initial Borrowing, the Borrower shall have satisfied, each of the conditions set forth in this SECTION 5.3.

     SECTION 5.3.1 GUARANTY FROM EDC. The Agent and each Lender shall have received a Guaranty, dated the date of the initial Borrowing and duly executed by EDC.

     SECTION 5.3.2 CERTIFICATE RELATING TO STOCK PURCHASE. The Agent and each Lender shall have received a certificate signed by an Authorized Officer of the Borrower, in form and substance reasonably satisfactory to the Agent and each Lender, representing and warranting that:

     (a) on and as of the date of the initial Borrowing, (w) the Acquisition has been consummated through the use of the Borrowings in accordance with the terms and conditions of the Stock Purchase Agreement and in compliance with all material requirements of Law and attaching thereto a true and correct copy of the Stock Purchase Agreement and all amendments thereto, if any, (x) all corporate approvals required for consummation of the Acquisition have been obtained, and (y) all third party approvals required for consummation of the Acquisition have been obtained, except such approvals the failure of which to obtain would not have a Material Adverse Effect; and

     (b) the Stock Purchase Agreement has not been amended, except as consented to by the Required Lenders; all material conditions precedent described in the Stock Purchase Agreement have been fulfilled in all material respects in accordance with the terms and provisions thereof, and all amendments to the Stock Purchase Agreement, and waivers to any conditions precedent described in the Stock Purchase Agreement, have been consented to by the Required Lenders, and the Borrower and SOC have complied with the Stock Purchase Agreement in all material respects.

     SECTION 5.3.3 PAYMENT OF OUTSTANDING INDEBTEDNESS, ETC. All Indebtedness identified in ITEM 5.3.3 ("Indebtedness to be Paid") of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the initial Borrowing); and all Liens securing payment of any such Indebtedness have been released and the Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this ARTICLE VI.

     SECTION 6.1 ORGANIZATION, ETC. The Borrower and each of its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to conduct its business substantially as currently conducted by it (except where the failure to be so qualified to do business or be in good standing or to hold any such licenses, permits and other approvals will not have a Material Adverse Effect.

     SECTION 6.2 DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and the Borrower's and each such other Obligor's participation in the acquisition of EDC or any other transaction contemplated herein or in the Stock Purchase Agreement are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene the Borrower's or any such Obligor's Organic Documents; (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such other Obligor; or (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's or any other Obligor's properties.

     SECTION 6.3 GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party, or for the Borrower's and each such other Obligor's participation in the acquisition of EDC or any other transaction contemplated herein, except as have been obtained. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6.4 VALIDITY, ETC. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; and each Guaranty executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, except as (i) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     SECTION 6.5 FINANCIAL INFORMATION. The balance sheets of the Borrower and each of its Subsidiaries as at March 31, 1996, and the balance sheets of EDC and its Subsidiaries as at March 31, 1996, and the related statements of earnings and cash flow, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended except as disclosed in ITEM
6.5 of the Disclosure Schedule.

     SECTION 6.6 NO MATERIAL ADVERSE CHANGE. As of the Effective Date, since the date of the financial statements described in SECTION 6.5, there has been no material adverse change in the financial condition, operations, assets, business or properties of the Borrower and its Subsidiaries (on a consolidated basis) or EDC and its Subsidiaries (on a consolidated basis), except as disclosed in ITEM 6.5 of the Disclosure Schedule.

     SECTION 6.7 LITIGATION, LABOR CONTROVERSIES, ETC. As of the Effective Date, there is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower, EDC or any of their Subsidiaries, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of, and the rights and remedies of the Agent and the Lenders under, this Agreement, the Notes or any other Loan Document, except as disclosed in ITEM 6.7 ("Litigation") of the Disclosure Schedule.

     SECTION 6.8 SUBSIDIARIES. As of the Effective Date, the Borrower has no Subsidiaries, except those Subsidiaries which are identified in ITEM 6.8 of the Disclosure Schedule.

     SECTION 6.9 OWNERSHIP OF PROPERTIES. The Borrower and each of its Subsidiaries owns title (consistent with customary practice in the oil and gas industry for the type and location of the relevant properties and assets) to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear of all Liens, charges or claims except (a) such title defects which in the aggregate would not have a Material Adverse Effect, and (b) as permitted pursuant to SECTION 7.2.2.

     SECTION 6.10 TAXES. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books except such returns and taxes for jurisdictions other than the United States with respect to which the failure to file and pay such taxes would not have a Material Adverse Effect.

     SECTION 6.11 PENSION AND WELFARE PLANS. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien securing an amount in excess of $1,000,000 under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in ITEM 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     SECTION 6.12 ENVIRONMENTAL WARRANTIES. The Borrower has reasonably concluded that, except as disclosed in writing by the Borrower to the Lenders and the Agents, to the best of its knowledge after due inquiry: (a) all facilities and property (including underlying groundwater) owned, leased or operated by the Borrower or any Subsidiary have been, and continue to be, owned, leased or operated by the Borrower or any Subsidiary in compliance with all Environmental Laws except where such lack of compliance would not have or be reasonably expected to have a Material Adverse Effect; (b) there are no pending or threatened: (i) claims, complaints, notices or inquiries to, or requests for information received by, the Borrower or any Subsidiary with respect to any alleged violation of any Environmental Law, that, singly or in the aggregate, have or may reasonably be expected to have a Material Adverse Effect, or (ii) claims, complaints, notices or inquiries to, or requests for information received by, the Borrower or any Subsidiary regarding potential liability under any Environmental Law or under any common law theories relating to operations or the condition of any facilities or property (including underlying groundwater) owned, leased or operated by the Borrower or any

Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have a Material Adverse Effect; (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; (d) the Borrower and each Subsidiary have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses, except where the absence of or failure to comply with such permits, certificates, approvals, licenses and other authorizations would not have or be reasonably expected to have a Material Adverse Effect; (e) no property now or previously owned, leased or operated by the Borrower or any Subsidiary is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or, to the extent that such listing may, singly or in the aggregate, have, or may reasonably be expected to have a Material Adverse Effect, on the CERCLIS or on any other federal or state list of sites requiring investigation or clean-up; (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, leased or operated by the Borrower or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; (g) none of the Borrower or any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or, to the extent that such listing may, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect, on the CERCLIS or on any federal or state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA; (h) there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and (i) no condition exists at, on or under any property now or previously owned or leased by the Borrower or any Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law that, singly or in the aggregate have, or may reasonably be expected to have a Material Adverse Effect.

     SECTION 6.13. REGULATIONS G, T, U AND X. None of the Borrower and its Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 6.14 VALIDITY OF STOCK PURCHASE AGREEMENT. At all times prior to the consummation of the Acquisition, the Stock Purchase Agreement shall constitute a legal, valid and binding obligation of SOC enforceable against SOC in accordance with its terms.

     SECTION 6.15 ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower in writing to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

     SECTION 6.16 USE OF PROCEEDS. The proceeds of each Borrowing have been applied in accordance with the FOURTH RECITAL; without limiting the foregoing, no proceeds of any Borrowing will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.

     SECTION 6.17 EXISTING LIENS. None of the assets of the Borrower or any Subsidiary of the Borrower is subject to any Lien except the Liens permitted under SECTION 7.2.2.

     SECTION 6.18 SOLVENCY. As of the date of the initial Borrowing, after giving effect to any Loans, Competitive Bid Loans, Guaranties and the
Acquisition: (a) the Borrower and its Subsidiaries on a consolidated basis is Solvent; (b) SOC and its Subsidiaries on a consolidated basis is Solvent; and (c) during the period commencing on the date of the initial Borrowing and ending on the date the Term Loans are paid in full, EDC and its Subsidiaries on a consolidated basis is Solvent.

     SECTION 6.19 NO DEFAULT. No Default shall have occurred or be continuing, and except for matters which could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries are in material violation of any law or governmental regulation or court order or decree.

                                   ARTICLE VII

                                    COVENANTS

     SECTION 7.1 AFFIRMATIVE COVENANTS. The Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this SECTION 7.1.

     SECTION 7.1.1 FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. The Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

     (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of the Borrower;

     (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Agent and the Required Lenders by independent public accountants of recognized national standing;

     (c) as soon as available and in any event within 60 days after the end of each Fiscal Quarter, a certificate, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in SECTION 7.2.3;

     (d) promptly, and in any event within three Business Days after an officer of the Borrower or any of its Subsidiaries becomes aware of the existence of the occurrence of each Default, a statement of the chief executive officer or the most senior financial officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

     (e) promptly, and in any event within three Business Days after an officer of the Borrower or any of its Subsidiaries becomes aware of (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in SECTION 6.7 which would have or reasonably be expected to have a Material Adverse Effect, or (y) the commencement of any material labor controversy, litigation, action, proceeding of the type described in SECTION 6.7 which would have or reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto requested by the Agent or any Lender;

     (f) promptly after the sending or filing thereof, copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

     (g) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any liability, fine or penalty, or any increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit which would have or could reasonably be expected to have a Material Adverse Effect, notice thereof and copies of all documentation relating thereto; and

     (h) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

     SECTION 7.1.2 COMPLIANCE WITH LAWS, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation): (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation, (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and (c) all Environmental Laws; except; in each case, where the failure to so comply would not have or would not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.1.3 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable or unless failure to so preserve, maintain, protect or keep its properties would not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.1.4 INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses in similar locations.

     SECTION 7.1.5 BOOKS AND RECORDS. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect, in accordance with GAAP, all of its business affairs and transactions and permit the Agent or its representatives, at reasonable times and intervals and upon reasonable prior notice to the Borrower, to visit all of its offices, to discuss its financial matters with its officers and employees and to examine any of its books or other corporate records; PROVIDED, HOWEVER, that prior notice to the Borrower shall not be required if an Event of Default has occurred or is continuing.

     SECTION 7.1.6 CONDUCT OF BUSINESS. The Borrower will, and will cause each Subsidiary of the Borrower to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted or contemplated and to do all things reasonably necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation or as a partnership in its jurisdiction of organization, as the case may be, to maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted (except where the failure to do so would not have a Material Adverse Effect) and to keep in full force and effect its respective existence, rights, leases, patents, and all other licenses or rights necessary to comply with all Laws (except where the failure to do so would not have a Material Adverse Effect); PROVIDED, HOWEVER, that nothing in this SECTION 6.1.4 shall prevent the abandonment and retirement of property used or useful in the conduct of the business of the Borrower or any of its Subsidiaries, if, in the reasonable opinion of the Borrower or the applicable Subsidiary of the Borrower, such abandonment or retirement of property is in the interest of the Borrower or such Subsidiary and not prejudicial to the Lenders.

     SECTION 7.1.7 MAINTENANCE OF EMPLOYEE BENEFIT PLANS. The Borrower will, and will cause each of its Subsidiaries to, maintain each employee benefit plan as to which the Borrower or any of its Subsidiaries may have any liability, in compliance in all material respects with all applicable requirements of law and regulations.

     SECTION 7.1.8 RESOLUTIONS. The Borrower will, and will cause its Subsidiaries to, keep all of the director's resolutions described in
SECTION 5.1.1 in full force and effect and not permit any amendment or other modification to such resolutions without the consent of the Required Lenders.

     SECTION 7.1.9 NEW SIGNIFICANT SUBSIDIARIES. The Borrower will, and will cause each of its Subsidiaries to, cause any Subsidiary of the Borrower which Subsidiary (a) is a Significant Subsidiary that is formed or acquired after the date hereof or (b) becomes a Significant Subsidiary after the date hereof, to become a Guarantor with respect to, and jointly and severally liable with all other Guarantors for, all the obligations under this Agreement and the Notes by executing and delivering to the Lenders (a) a guaranty substantially in the form of the Guaranty attached hereto as EXHIBIT 5.1.3, (b) if reasonably requested by the Agent, a favorable opinion of counsel to the effect that such Guaranty has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such Significant Subsidiary, enforceable in accordance with its terms, and (c) a certificate and such other items as required pursuant to SECTION 5.1.1 with respect to such new Significant Subsidiary.

     SECTION 7.2 NEGATIVE COVENANTS. The Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this SECTION 7.2.

     SECTION 7.2.1 BUSINESS ACTIVITIES. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity if, as a result thereof, the Borrower and its Subsidiaries taken as a whole would no longer be principally engaged in those business activities described in the FIRST RECITAL and such activities as may be incidental or related thereto.

     SECTION 7.2.2 LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except: (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document; (b) Liens granted prior to the Effective Date to secure payment of Indebtedness; (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; (d) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; (e) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (f) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and (g) Liens on cash or cash-equivalents securing Hedging Obligations of the Borrower or any of its Subsidiaries not in excess in the aggregate of $5,000,000 for all such cash and cash equivalents;
(h) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event; (i) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition; (j) Liens in favor of the United States of America or any state thereof or any department, agency, instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payments pursuant to any contract or statute; (k) Liens required by any contract or statute in order to permit the Borrower or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States of America, any state or any department, agency or instrumentality or political subdivision of either; (l) Liens securing Debt owing by any Subsidiary to the Borrower or any Guarantor; (m) Liens under operating agreements, unitization agreements, pooling orders, and similar arrangements; (n) in addition to those Liens permitted above, Liens securing Indebtedness which do not encumber or attach to any equity interest in a Significant Subsidiary so long as the time each such Lien attaches, Restricted Indebtedness does not exceed the Restricted Indebtedness Basket; and (o) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses of this Section or of any Debt secured thereby; PROVIDED that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property subject of the Lien extended, renewed or replaced (plus improvements on such property).

     SECTION 7.2.3 FINANCIAL COVENANTS. The Borrower will not and will not permit any of its Subsidiaries to:

     (a) EBITDA TO TOTAL INTEREST EXPENSE. Permit the ratio of EBITDA to Total Interest Expense for any consecutive period of four fiscal quarters ending on the last day of a fiscal quarter to be less than 7.0:1.0.

     (b) TOTAL DEBT TO CAPITALIZATION. Permit the Total Debt to Capitalization Ratio, expressed as a percentage, to exceed at any time during the following periods the percentage specified: (a) for the period commencing on the Effective Date and ending on June 30, 1997, 75%, (b) for the period commencing on July 1, 1997 and ending on March 31, 1998, 65% and (c) for the period commencing April 1, 1998 and thereafter, 55%.

     SECTION 7.2.4 RESTRICTED PAYMENTS, ETC. On and at all times after the Effective Date, the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, if, after giving effect thereto, a Default or Event of Default shall have occurred and be continuing.

     SECTION 7.2.5 INDEBTEDNESS. The Borrower will not permit any of its Significant Subsidiaries to contract, create, incur or assume any Indebtedness, except (i) (A) Indebtedness of a Significant Subsidiary owed to the Borrower or one of the Borrower's other Significant Subsidiaries and (B) provided that such Indebtedness is subordinated to such Significant Subsidiary's Obligations upon terms and conditions satisfactory to the Required Lenders, Indebtedness of a Significant Subsidiary owed to a Subsidiary of the Borrower (other than a Significant Subsidiary) or (ii) other Indebtedness if at the time of incurrence thereof, and after giving effect thereto Restricted Indebtedness does not exceed the Restricted Indebtedness Basket.

     SECTION 7.2.6 CONSOLIDATION, MERGER, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; and (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger (as long as the Borrower or such Subsidiary is the surviving entity).

     SECTION 7.2.7 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is on an "arms length" basis and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates.

     SECTION 7.2.8 NEGATIVE PLEDGES, RESTRICTIVE AGREEMENTS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness not prohibited under this Agreement) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document. The Borrower will not and will not permit any of its Subsidiaries to enter into any agreement prohibiting the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

     SECTION 8.1 LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this SECTION 8.1 shall constitute an "EVENT OF DEFAULT".

     SECTION 8.1.1 NON-PAYMENT OF OBLIGATIONS. The Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan or Competitive Bid Loan, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any fee or of any other Obligation.

     SECTION 8.1.2 BREACH OF WARRANTY. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any certificates delivered pursuant to
ARTICLE V is or shall be incorrect in any material respect when made or deemed made; PROVIDED, HOWEVER, that in the event that any representation or warranty made by the Borrower with respect to EDC pursuant to SECTION 6.5 shall be incorrect in any material respect, no Event of Default shall be deemed to have occurred under this SECTION 8.1.2 so long as (a) the Borrower shall have an indemnity pursuant to the Stock Purchase Agreement from Enterprise Diversified Holdings Incorporated ("Enterprise") with respect to such misrepresentation or incorrectness, and (b) either (i) the Borrower shall be diligently pursuing with appropriate proceedings the enforcement of its rights in respect of such indemnity or (ii) Enterprise shall have acknowledged and agreed to pay its liability in respect of such matter in a manner reasonable acceptable to the Required Lenders.

     SECTION 8.1.3 NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS. The Borrower shall default in the due performance and observance of any of its obligations under SECTION 5.3, 7.2.2, 7.2.3, 7.2.6 or 7.2.8; PROVIDED that the imposition of any non-consensual Lien that is not permitted to exist pursuant to
SECTION 7.2.2 shall not be deemed to constitute an Event of Default hereunder until thirty (30) days after the date of such imposition.

     SECTION 8.1.4 NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. The Borrower or any other Obligor shall default in the due performance and observance of any other provision contained herein (not constituting an Event of Default under the preceding provisions of this SECTION 8.1) or in any Guaranty or any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender.

     SECTION 8.1.5 DEFAULT ON OTHER INDEBTEDNESS. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in SECTION 8.1.1) of the Borrower or any of its Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $25,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

     SECTION 8.1.6 JUDGMENTS. Any judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any of its Significant Subsidiaries or any other Obligor if such excess is not fully covered by valid and collectible insurance in respect thereof, the payment of which is not being disputed or contested by the insurer or the insurers, and
(b) either (i) proper or valid enforcement or levying proceedings shall have been commenced by any creditor upon such judgment or order or (ii) such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) consecutive days.

     SECTION 8.1.7 PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $25,000,000; or (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien securing an amount in excess of $1,000,000 under section 302(f) of ERISA.

     SECTION 8.1.8  CHANGE OF CONTROL.  Any Change in Control shall occur.

     SECTION 8.1.9 BANKRUPTCY, INSOLVENCY, ETC. The Borrower or any of its Significant Subsidiaries or any other Obligor shall (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due; (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Significant Subsidiaries or any other Obligor or any substantial portion of the property of any thereof, or make a general assignment for the benefit of creditors; (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Significant Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Significant Subsidiary and each other Obligor hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Significant Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Significant Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Significant Subsidiary and each other Obligor hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

     SECTION 8.1.10 IMPAIRMENT OF GUARANTY. (a) Any Guaranty shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; or (b) the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

     SECTION 8.2    ACTION IF BANKRUPTCY.  If any Event of Default described in
SECTION 8.1.9 shall occur with respect to the Borrower or any Significant Subsidiary or any other Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Borrowings and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 8.3 ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in SECTION 8.1.9 with respect to the Borrower or any Significant Subsidiary or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Borrowings and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

                                   ARTICLE IX

                                    THE AGENT

     SECTION 9.1 ACTIONS. Each Lender hereby appoints UBS as its Agent under and for purposes of this Agreement, the Notes and each other Loan Document.
Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, PRO RATA according to such Lender's Percentage, whether or not related to any negligence of the Agent, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Borrower; PROVIDED, HOWEVER, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION 9.2 FUNDING RELIANCE, ETC. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the Federal Funds Rate.

     SECTION 9.3 EXCULPATION. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

     SECTION 9.4 SUCCESSOR. The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of (a) this ARTICLE IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement, and (b) SECTION 10.3 and SECTION 10.4 shall continue to inure to its benefit.

     SECTION 9.5 LOANS BY UBS. UBS shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent. UBS and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if UBS were not the Agent hereunder.

     SECTION 9.6 CREDIT DECISIONS. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION 9.7 COPIES, ETC. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.1 WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; PROVIDED, HOWEVER, that no such amendment, modification or waiver which would: (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;
(b) modify this SECTION 10.1, change the definition of "REQUIRED LENDERS", increase any Commitment Amount or the Percentage of any Lender, reduce any fees described in ARTICLE III, change the schedule of reductions to the Commitments provided for in SECTION 2.2.2, release any collateral security except as otherwise specifically provided in any Loan Document or extend any Commitment Termination Date, shall be made without the consent of each Lender; (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan; or (d) affect adversely the interests, rights or obligations of the Agent QUA the Agent shall be made without consent of the Agent.

No failure or delay on the part of the Agent, any Lender or the holder of any
Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 10.2 NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and receipt is confirmed.

     SECTION 10.3 PAYMENT OF COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and out-of-pocket expenses of Messrs. Mayer, Brown & Platt and of local counsel, if any, who may be retained by said counsel) in connection with (i) the preparation, negotiation, execution, delivery, syndication and administration of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modification to this Agreement or any other Loan Document and (ii) the enforcement by the Lenders or the Agent of, or the protection of rights under, this Agreement, the Notes and each other Loan Document. The Agent and each Lender agree to the extent feasible, and to the extent a conflict of interest does not exist in the reasonable opinion of the Agent or any Lender, to use one law firm in each jurisdiction in connection with the foregoing, to the extent they seek reimbursement for the expenses thereof from the Borrower. Each Lender agrees to reimburse the Agent on demand for such Lender's PRO RATA share (based upon its respective Percentage) of any such costs or expenses not paid by the Borrower. In addition, the Borrower agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or the issuance of the Notes, or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

     SECTION 10.4 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES"), whether or not related to any negligence of the Indemnified Parties, free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan; (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties;
(c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Significant Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto; (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the

Release by the Borrower or any of its Significant Subsidiaries of any Hazardous Material; or (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 10.5 SURVIVAL. The obligations of the Borrower under SECTIONS 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
SECTION 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 10.6 SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7 HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 10.8 EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

     SECTION 10.9 GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 10.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that: (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and (b) the rights of sale, assignment and transfer of the Lenders are subject to SECTION 10.11.

     SECTION 10.11 SALE AND TRANSFER OF LOANS AND NOTES; PARTICIPATIONS IN LOANS AND NOTES. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this SECTION 10.11.

     SECTION 10.11.1 ASSIGNMENTS. Any Lender, (a) with the written consents of the Borrower and the Agent (which consents shall not be unreasonably delayed or withheld, may at any time assign and delegate to one or more commercial banks or other financial institutions, and (b) with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its Affiliates or to any other Lender (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "ASSIGNEE LENDER"), all or any fraction of such Lender's total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitments and which shall be of equal PRO RATA shares of the Revolving Facility and the Term Facility) in a minimum aggregate amount of $10,000,000; PROVIDED, HOWEVER, that any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of SECTION 4.6 and FURTHER, PROVIDED, HOWEVER, that, the Borrower, each other Obligor and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender, (d) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent, and (e) the processing fees described below shall have been paid.

     From and after the date that the Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such

Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $2,000.
Any attempted assignment and delegation not made in accordance with this
SECTION 10.11.1 shall be null and void.

     SECTION 10.11.2 PARTICIPATIONS. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "PARTICIPANT") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; PROVIDED, HOWEVER, that (a) no participation contemplated in this SECTION 10.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document, (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,
(c) the Borrower and each other Obligor and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents, (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in CLAUSE (B) or (C) of SECTION 10.1, and (e) the Borrower shall not be required to pay any amount under SECTION 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold. The Borrower acknowledges and agrees that each Participant, for purposes of SECTIONS 4.3, 4.4, 4.5, 4.6, 4.8, 4.9 and 10.4, shall be considered a Lender; provided that this sentence shall not obligate Borrower to pay more under such Sections that it would be obligated to pay had no such participation been granted.

     SECTION 10.12 OTHER TRANSACTIONS. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.13 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE

SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER, THE AGENT, AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER, THE AGENT, AND EACH LENDER FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER, THE AGENT, AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 10.14 WAIVER OF JURY TRIAL. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   NOBLE AFFILIATES, INC.


                                   By:
                                      ----------------------------------------
                                   Name:  William D. Dickson
                                   Title: Vice President Finance and Treasurer

                                   Address: 110 West Broadway
                                            Ardmore, Oklahoma  73401

                                   Facsimile No.: 405/221-1386

                                   Telephone No.: 405/223-4110

                                   Attention: William D. Dickson


                                   UNION BANK OF SWITZERLAND,
                                   Houston Agency, as Agent


                                   By:
                                      ----------------------------------------
                                   Name:  Finley Biggerstaff
                                   Title: Assistant Treasurer

                                   By:
                                      ----------------------------------------
                                   Name:  Evans Swann
                                   Title: Managing Director

                                   Address: 1100 Louisiana, Suite 4500
                                            Houston, TX  77002

                                   Facsimile No.:  (713) 655-6555

                                   Attention:  Finley Biggerstaff
                                   Telephone:  (713) 655-6500

LENDERS

      PERCENTAGE                   UNION BANK OF SWITZERLAND,
                                   Houston Agency


            100%                   By:
                                      ----------------------------------------
                                      Name:   Finley Biggerstaff
                                      Title:  Assistant Treasurer


                                   By:
                                      ----------------------------------------
                                      Name:   Evans Swann
                                      Title:  Managing Director

                                   Domestic
                                   Office:  1100 Louisiana, Suite 4500
                                            Houston, Texas  77002

                                   Facsimile No.: (713) 655-6555

                                   Attention:  Finley Biggerstaff
                                   Telephone:   (713) 655-6500

                                   Eurodollar
                                   Office:  1100 Louisiana, Suite 4500
                                            Houston, Texas  77002

                                   Facsimile No.:  (713) 655-6555

                                   Attention: Finley Biggerstaff
                                   Telephone: (713) 655-6500



         100%
         ----
         ----

                                                                    SCHEDULE I


                               DISCLOSURE SCHEDULE


ITEM 5.1.6 MATERIAL ADVERSE CHANGE. The financial statements of EDC will be supplemented to reflect a downward revision to the estimated value of the oil and gas reserves of EDC.

ITEM 5.3.3 INDEBTEDNESS TO BE PAID. Indebtedness outstanding under that Credit Agreement dated May 27, 1994 among Noble Affiliates, Inc., the Banks party thereto and Texas Commerce Bank National Association, as Agent.

ITEM 6.5 FINANCIAL CONDITION. The financial statements of EDC will be supplemented to reflect a downward revision to the estimated value of the oil and gas reserves of EDC.

ITEM 6.7       LITIGATION.  See below.

ITEM 6.8       EXISTING SUBSIDIARIES.

     Name                      State of Jurisdiction or       Ownership %
     ----                  ----------------------------       -----------
                                  Organization
                                  ------------

Samedan Oil Corporation          Delaware                 100% owned by Noble
                                                          Affiliates, Inc.

Samedan Oil of Canada,           Delaware                 100% owned by Samedan
Inc.                                                      Oil Corporation

Samedan of North Africa,         Delaware                 100% owned by Samedan
Inc.                                                      Oil Corporation

Samedan North Sea,               Delaware                 100% owned by Samedan
Inc.                                                      Oil Corporation

Samedan Oil of Indonesia,        Delaware                 100% owned by Samedan
Inc.                                                      Oil Corporation

Samedan Pipe Line                Delaware                 100% owned by Samedan
Corporation                                               Oil Corporation

Samedan Royalty                  Delaware                 100% owned by Samedan
Corporation                                               Oil Corporation

Samedan of Tunisia,              Delaware                 100% owned by Samedan
Inc.                                                      Oil Corporation

     Name                State of Jurisdiction or        Ownership %
     ----                ------------------------        -----------
                             Organization
                             ------------

Samedan - NEEI                 Oklahoma               50% general partnership
Exploration Company                                   interest owned by Samedan
                                                      Oil Corporation

Temin 1987 Partnership         Oklahoma               50% general partnership
                                                      interest owned by Samedan
                                                      Oil Corporation

Comin 1989 Partnership         Oklahoma               50% general partnership
                                                      interest owned by Samedan
                                                      Royalty Corporation

Shipride Partnership           Oklahoma               50% general partnership
                                                      interest owned by Samedan
                                                      Royalty Corporation

Samedan of Papua New           Delaware               100% owned by Samedan
Guinea, Inc.                                          Oil Corporation

Noble Gas Marketing, Inc.      Delaware               100% owned by Noble
                                                      Affiliates, Inc.

Noble Gas Pipeline, Inc.       Delaware               100% owned by Noble Gas
                                                      Marketing, Inc.

Noble Trading, Inc.            Delaware               100% owned by Noble
                                                      Affiliates, Inc.

NPM, Inc.                      Delaware               100% owned by Noble
                                                      Affiliates, Inc.

Samedan LPG                    Cayman Islands         100% owned by Samedan of
                                                      North Africa, Inc.

ITEM 6.11 EMPLOYEE BENEFIT PLANS. Noble Affiliates, Inc. and Samedan Oil Corporation provide subsidized health care and life insurance benefits to their early retirees (retirees who have completed at least twenty years of service or retirees who have attained age 55 and completed at least five years of service) for the period of their retirement prior to attaining age 65.



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

ITEM 6.12 ENVIRONMENTAL MATTERS. Samedan Oil Corporation is named as a Potentially Responsible Party in the McBay Superfund oilfield dumpsite in Houston County, Texas, with an approximate share of 0.001147% of this superfund site and is not materially exposed financially even though insurance will not be available to cover our liability of an estimated $25,000 or less.




Each Item is qualified by those matters disclosed in the Management's Discussion and Analysis of Financial Condition and Results of Operations and the Notes to Financial Statements made a part of the annual report for 1995 and the quarterly report for the quarter ended March 31, 1996 of Noble Affiliates, Inc.

Each Item is qualified by those matters disclosed in the Stock Purchase
Agreement.

                                  EXHIBIT 2.2.1

                              COMPETITIVE BID NOTE

$400,000,000                                                   ________________

     FOR VALUE RECEIVED, the undersigned, NOBLE AFFILIATES, INC., a Delaware corporation (the "BORROWER"), promises to pay to the order of _________________ (the "LENDER") on _________________, the aggregate unpaid principal amount of all Competitive Bid Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender to the Borrower pursuant to SECTION
2.2 of the Credit Agreement dated as of July 31, 1996 (together with all amendments and other modifications, if any, the "CREDIT AGREEMENT"), among the Borrower, UNION BANK OF SWITZERLAND, HOUSTON AGENCY, as Agent, and the various financial institutions (including the Lender) as are, or may from time to time become, parties.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

     This Competitive Bid Note is one of the Notes referred to in, and evidences Indebtedness under, the Credit Agreement, to which reference is made for a description of the security for this Competitive Bid Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE SHALL BE DEEMED A CONTRACT TO BE MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                       NOBLE AFFILIATES, INC.


                                       By:
                                          ------------------------------------
                                          Title:


                            COMPETITIVE BID LOANS AND PRINCIPAL PAYMENTS
- -----------------------------------------------------------------------------------------------------
      Amount of                          Amount of             Unpaid
      Competitive                        Principal             Principal
      Bid Loan Made                      Repaid                Balance
      --------------------  Interest     --------------------  --------------------
      Absolute  Eurodollar  Period (if   Absolute  Eurodollar  Absolute  Eurodollar          Notation
Date  Rate      Rate        applicable)  Rate      Rate        Rate      Rate        Total   Made By
- ----  --------  ----------  -----------  --------  ----------  --------  ----------  -----   --------

- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------

                                  EXHIBIT 2.2.2

                          COMPETITIVE BID QUOTE REQUEST

                                                                       , 19
                                                            -----------    ----

To:   Union Bank of Switzerland, Houston Agency, (the "Agent")

From: Noble Affiliates, Inc. (the "BORROWER")

Re: Credit Agreement (the "CREDIT AGREEMENT") dated as of July 31, 1996, among the Borrower, Union Bank of Switzerland, individually and as Agent, and the Lenders listed on the signature pages thereof

     We hereby give notice pursuant to SECTION 2.2.2 of the Credit Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Advance(s):

Borrowing Date:                  , 19
               ------------------    ----

PRINCIPAL AMOUNT(1)                  INTEREST PERIOD(2)
- -------------------                  ------------------
$

     Such Competitive Bid Quotes should offer [a Competitive Bid Margin] [an Absolute Rate].

     Upon acceptance by the undersigned of any or all of the Competitive Bid Advances offered by Lenders in response to this request, the undersigned shall be deemed to affirm as of the Borrowing Date thereof the representations and warranties made in the Credit Agreement to the extent specified in Article V thereof. Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

                                 NOBLE AFFILIATES, INC.


                                 By:
                                    --------------------------------------
                                 Title:
                                       -----------------------------------

_____________________

(1)  Amount must be at least $10,000,000 and an integral multiple of $1,000,000.
(2) One, two, three or six months (Eurodollar Auction) or at least 14 and up to 90 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                  EXHIBIT 2.2.3

                      INVITATION FOR COMPETITIVE BID QUOTES



                                                                       , 19
                                                            -----------    ----


To:  [Name of Lender]

Re:  Invitation for Competitive Bid Quotes to
     Noble Affiliates, Inc. (the "Borrower")

     Pursuant to SECTION 2.2.3 of the Credit Agreement dated as of July 31, 1996 (the "CREDIT AGREEMENT") among the Borrower, the Lenders parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Advance(s):

Borrowing Date:           , 19
               -----------    ----

Principal Amount                 Interest Period
- ----------------                 ---------------
$

     Such Competitive Bid Quotes should offer [a Competitive Bid Margin] [an Absolute Rate]. Your Competitive Bid Quote must comply with SECTION 2.2.4 of the Credit Agreement and the foregoing. Capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

     Please respond to this invitation by no later than [10:00 a.m.] [1:00
p.m,.] New York time on            , 19
                        -----------    ----

                                 UNION BANK OF SWITZERLAND,
                                 HOUSTON AGENCY, as Agent


                                 By:
                                    --------------------------------------
                                    Authorized Officer

                                  EXHIBIT 2.2.4

                              COMPETITIVE BID QUOTE


                                                                       , 19
                                                            -----------    ----

To:  Union Bank of Switzerland, Houston Agency, as Agent
     Attn:
          -----------------------

Re:  Competitive Bid Quote to Noble Affiliates, Inc. (the "Borrower")

     In response to your invitation on behalf of the Borrower dated ___________, 199_, we hereby make the following Competitive Bid Quote pursuant to SECTION
2.2.4 of the Credit Agreement hereinafter referred to and on the following terms:

1.   Quoting Lender:
                    -----------------------------------------------------

2.   Person to contact at Quoting Lender:
                                         --------------------------------

3.   Borrowing Date:           , 19    (1)
                    -----------    ----

4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal      Interest       [Competitive        [Absolute       Minimum
Amount(2)      Period(3)      Bid Margin(4)]      Rate(5)]        Amount(6)
- ---------      ---------      --------------      ---------       ---------
$



_____________________________

(1)  As specified in the related Invitation For Competitive Bid Quotes.
(2) Principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $10,000,000 and an integral multiple of $1,000,000.
(3) One, two, three or six months or at least 14 and up to 90 days, as specified in the related Invitation For Competitive Bid Quotes.
(4) Competitive Bid Margin over or under the Eurodollar Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/100 of 1%) and specify whether "PLUS" or "MINUS".
(5)  Specify rate of interest per annum (rounded to the nearest 1/100 of 1%).
(6) Specify minimum or maximum amount, if any, which the Borrower may accept and/or the limit, if any, as to the aggregate principal amount of the Competitive Bid Loans of the quoting Lender which the Borrower may accept (see SECTION 2.2.4(b)(iv)).

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of July 31, 1996 among the Borrower, the Lenders listed on the signature pages thereof and yourselves, as Agent (the "Credit Agreement"), irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part. Capitalized terms used herein and not otherwise defined herein shall have their meanings as defined in the Credit Agreement.

                                     Very truly yours,

                                     [NAME OF BANK]



Dated:            , 19               By:
       -----------    ----              ----------------------------------
                                     Authorized Officer

                                  EXHIBIT 2.5

                               BORROWING REQUEST


Union Bank of Switzerland, Houston Agency
1100 Louisiana St., Suite 4500
Houston, Texas  77002

Attention:  [Name]
            [Title]

                             NOBLE AFFILIATES, INC.


Gentlemen and Ladies:

     This Borrowing Request is delivered to you pursuant to SECTION 2.5 of the Credit Agreement, dated as of July 31, 1996 (together with all amendments, if any, from time to time made thereto, the "CREDIT AGREEMENT"), among Noble Affiliates, Inc., a Delaware corporation (the "BORROWER"), certain financial institutions and Union Bank of Switzerland (the "AGENT"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Borrower hereby requests that a [Revolving Loan] [Term Loan] be made in the aggregate principal amount of $__________ on __________, 19___ as a [Eurodollar Loan having an Interest Period of _______ months] [Base Rate Loan].

     The Borrower hereby acknowledges that, pursuant to SECTION 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in SECTION 5.2.1 are true and correct in all material respects.

     The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

     Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

                        Person to be Paid
Amount to be        -------------------------        Name, Address, etc.
Transferred         Name          Account No.        of Transferee Lender
- ------------        ----          -----------        ---------------------

$
 ----------     ---------------    ---------         ---------------------

                                                     ---------------------
                                                     Attention:
                                                               -----------

$
 ----------     ---------------    ---------         ---------------------
                                                     ---------------------
                                                     Attention:
                                                               -----------


Balance of      The Borrower       ---------         ---------------------
such proceeds
                                                     ---------------------
                                                     Attention:
                                                               -----------



     The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ___ day of ___________, 19___.

                                NOBLE AFFILIATES, INC.



                                By
                                  ----------------------------------------
                                   Title:

                                 EXHIBIT 2.6

                       CONTINUATION/CONVERSION NOTICE


Union Bank of Switzerland, Houston Agency
1100 Louisiana St., Suite 4500
Houston, Texas  77002

Attention:  [Name]
            [Title]

                           NOBLE AFFILIATES, INC.


Gentlemen and Ladies:

     This Continuation/Conversion Notice is delivered to you pursuant to SECTION
2.6 of the Credit Agreement, dated as of July 31, 1996 (together with all amendments, if any, from time to time made thereto, the "CREDIT AGREEMENT"), among Noble Affiliates, Inc., a Delaware corporation (the "BORROWER"), certain financial institutions and Union Bank of Switzerland, Houston Agency, (the "AGENT"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Borrower hereby requests that on ____________, 19___,

          (1) $___________ of the presently outstanding principal amount of the [Term Loans] [Revolving Loans] originally made on __________, 19___ [and $__________ of the presently outstanding principal amount of the [Term Loans] [Revolving Loans] originally made on __________, 19___],

          (2) and all presently being maintained as *[Base Rate Loans] [Eurodollar Loans],

          (3)  be [converted into] [continued as],

          (4) **[Eurodollar Loans having an Interest Period of ______ months] [Base Rate Loans].


______________________________
*  Select appropriate interest rate option.

** Insert appropriate interest rate option.

The Borrower hereby:

          (a) certifies and warrants that no Default or Event of Default has occurred and is continuing; and

          (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

     The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ___ day of _________, 19___.


                              NOBLE AFFILIATES, INC.


                              By
                                ------------------------------------------
                                 Title:

                                                                    EXHIBIT 2.8A


                                 REVOLVING NOTE

$___________                                                    ________________

     FOR VALUE RECEIVED, the undersigned, NOBLE AFFILIATES, INC., a Delaware corporation (the "BORROWER"), promises to pay to the order of ______________________ (the "LENDER") on _________, 19__ the principal sum of
__________________ DOLLARS ($___________) or, if less, the aggregate unpaid principal amount of all Revolving Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of July 31, 1996 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among the Borrower, UNION BANK OF SWITZERLAND, HOUSTON AGENCY, as Agent, and the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

     This Note is one of the Revolving Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                              NOBLE AFFILIATES, INC.

                              By
                                -------------------------------------------
                                Title:

                     REVOLVING LOANS AND PRINCIPAL PAYMENTS

- -------------------------------------------------------------------------------------------------
           Amount of                         Amount of            Unpaid
           Revolving                         Principal           Principal
           Loan Made                          Repaid              Balance
       -----------------    Interest     -----------------   -----------------
       Base   Eurodollar   Period (if    Base   Eurodollar   Base   Eurodollar           Notation
Date   Rate      Rate      applicable)   Rate      Rate      Rate      Rate      Total   Made By
- ----   ----   ----------   -----------   ----   ----------   ----   ----------   -----   --------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------

                                                                  EXHIBIT 2.8B

                                  TERM NOTE

$_____________                                              __________________

     FOR VALUE RECEIVED, the undersigned, NOBLE AFFILIATES, INC., a Delaware corporation (the "BORROWER"), promises to pay to the order of _________________ _______________________ (the "LENDER") the principal sum of ___________________
DOLLARS ($____________) or, if less, the aggregate unpaid principal amount of all Term Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of July 31, 1996 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among the Borrower, UNION BANK OF SWITZERLAND, HOUSTON AGENCY, as Agent, the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto, payable in installments as set forth in the Credit Agreement, with a final installment (in the amount necessary to pay in full this Note) due and payable on _____________, 19___.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

     This Note is one of the Term Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness maybe declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                       NOBLE AFFILIATES, INC.

                                       By
                                         --------------------------
                                         Title:

                        TERM LOANS AND PRINCIPAL PAYMENTS

- -------------------------------------------------------------------------------------------------
           Amount of                         Amount of           Unpaid
              Term                           Principal          Principal
           Loan Made                           Repaid            Balance
       -----------------    Interest     -----------------   -----------------
       Base   Eurodollar   Period (if    Base   Eurodollar   Base   Eurodollar           Notation
Date   Rate      Rate      applicable)   Rate      Rate      Rate      Rate      Total   Made By
- ----   ----   ----------   -----------   ----   ----------   ----   ----------   -----   --------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------

                                  EXHIBIT 5.1.4

                      [Opinion of Counsel to the Borrower]

                                  EXHIBIT 5.1.3

                                FORM OF GUARANTY


     THIS GUARANTY (this "GUARANTY"), dated as of [July 31, 1996], made by ____ ________________, a ___________________ corporation (the "GUARANTOR"), in favor of each of the Lender Parties (as defined below).

                              W I T N E S S E T H:

     WHEREAS, pursuant to a Credit Agreement, dated as of July 31, 1996 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among Noble Affiliates, Inc., a Delaware corporation (the "BORROWER"), the various commercial lending institutions (individually a "LENDER" and collectively the "LENDERS") as are, or may from time to time become, parties thereto and Union Bank of Switzerland, Houston Agency, as agent (together with any successor(s) thereto in such capacity, the "AGENT") for the Lenders, the Lenders have extended agreed to extend Loans and Competitive Bid Loans to the Borrower; and

     WHEREAS, as a condition to the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty; and

     WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

     WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Loans and Competitive Bid Advances made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement;

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans (including the initial Borrowing) and Competitive Bid Advances to the Borrower pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of each Lender Party, as follows:


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "AGENT" is defined in the FIRST RECITAL.

     "BORROWER" is defined in the FIRST RECITAL.

     "CREDIT AGREEMENT" is defined in the FIRST RECITAL.

     "GUARANTOR" is defined in the PREAMBLE.

     "GUARANTY" is defined in the PREAMBLE.

     "LENDER" is defined in the FIRST RECITAL.

     "LENDER PARTY" means, as the context may require, any Lender or the Agent and each of their respective successors, transferees and assigns.

     "LENDERS" is defined in the FIRST RECITAL.

     "TAXES" is defined in CLAUSE (a) of SECTION 2.8.

     "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

     SECTION 1.2. CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

     SECTION 1.3. U.C.C. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Guaranty, including its preamble and recitals, with such meanings.


                                   ARTICLE II

                               GUARANTY PROVISIONS

     SECTION 2.1. GUARANTY. The Guarantor hereby absolutely, unconditionally and irrevocably (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Obligor now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document to which the Borrower or such other Obligor is or may become a party, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section

362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)), and (b) indemnifies and holds harmless each Lender Party and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender Party or such holder, as the case may be, in enforcing any rights under this Guaranty; PROVIDED, HOWEVER, that the Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor before or as a condition to the obligations of the Guarantor hereunder.

     SECTION 2.2. ACCELERATION OF GUARANTY. The Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower, any other Obligor or the Guarantor, or the inability or failure of the Borrower, any other Obligor or the Guarantor to pay debts as they become due, or an assignment by the Borrower, any other Obligor or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower, any other Obligor or the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Borrower and each other Obligor may not then be due and payable, the Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

     SECTION 2.3. GUARANTY ABSOLUTE, ETC. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower and each other Obligor have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full and all Commitments shall have terminated. The Guarantor guarantees that the Obligations of the Borrower and each other Obligor will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party or any holder of any Note with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

     (a) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document;

     (b) the failure of any Lender Party or any holder of any Note (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Borrower or any other Obligor;

     (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Obligor, or any other extension, compromise or renewal of any Obligation of the Borrower or any other Obligor;

     (d) any reduction, limitation, impairment or termination of any Obligations of the Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Obligor or otherwise;

     (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document;

     (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party or any holder of any Note securing any of the Obligations of the Borrower or any other Obligor; or

     (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

     SECTION 2.4. REINSTATEMENT, ETC. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor or otherwise, all as though such payment had not been made.

     SECTION 2.5. WAIVER, ETC. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Obligor and this Guaranty and any requirement that the Agent, any other Lender Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Obligor, as the case may be.

     SECTION 2.6. WAIVER OF SUBROGATION. The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrower or any other Obligor that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Lender Parties against the Borrower or any other Obligor or any collateral which the Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in cash in full and the Commitments have not been terminated, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Lender Parties to be credited and applied upon the Obligations, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this
Section is knowingly made in contemplation of such benefits.

     SECTION 2.7. SUCCESSORS, TRANSFEREES AND ASSIGNS; TRANSFERS OF NOTES, ETC. This Guaranty shall: (a) be binding upon the Guarantor, and its successors, transferees and assigns; and (b) inure to the benefit of and be enforceable by the Agent and each other Lender Party. Without limiting the generality of the foregoing CLAUSE (b), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of
Section 10.11 and Article IX of the Credit Agreement.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. ORGANIZATION, ETC. Guarantor is a [corporation] validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign [corporation] in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to conduct its business substantially as currently conducted by it (except where the failure to be qualified to do business or be in good standing or to hold any such licenses, permits and other approvals will not have a Material Adverse Effect).

     SECTION 3.2. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by the Guarantor of this Guaranty and each other Loan Document executed or to be executed by it, and the Guarantor's participation in the acquisition of EDC or any other transaction contemplated herein are within the Guarantor's [corporate] powers, have been duly authorized by all necessary corporate action, and do not (a) contravene the Guarantor's Organic Documents;
(b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Guarantor; or (c) result in, or require the creation or imposition of, any Lien on any of the Guarantor's properties.

     SECTION 3.3. GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Guarantor of this Agreement or any other Loan Document to which it is a party, [or for the Guarantor's participation in the acquisition of EDC], except as have been obtained. Neither the Guarantor nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 3.4. VALIDITY, ETC. This Agreement constitutes, and each other Loan Document executed by the Guarantor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Guarantor enforceable in accordance with their respective terms except as
(i) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.


                                   ARTICLE IV

                                 COVENANTS, ETC.

     SECTION 4.1. AFFIRMATIVE COVENANTS. The Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Lender Party shall have any outstanding Commitment, the Guarantor will, unless the Required Lenders shall otherwise consent in writing, perform, comply with, observe and fulfill, for the benefit of the Lender Parties, each of the covenants, agreements and obligations contained in Article VII of the Credit Agreement pertaining or otherwise applicable to the Guarantor, but after giving effect to any applicable materiality standards in said Article VII. The Guarantor hereby irrevocably and unconditionally agrees to be bound by and comply with such covenants, agreements and obligations as if the Guarantor were a party to the Credit Agreement and such covenants, agreements and obligations are hereby reaffirmed by the Guarantor and are, together with all related definitions and ancillary provisions incorporated herein by reference hereby and made a part hereof for all purposes as if set out in full herein.

     SECTION 4.2. NEGATIVE COVENANTS. The Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Lender Party shall have any outstanding Commitment, the Guarantor will not, without the prior written consent of the Required Lenders, do anything prohibited in Article VII of the Credit Agreement to the extent such prohibitions pertain or otherwise relate to the Guarantor, but after giving effect to any applicable materiality standards in said Article VII. The Guarantor hereby unconditionally and irrevocably agrees to be bound by, comply with, such covenants, agreements and obligations as if the Guarantor were a party to the Credit Agreement to the extent such provisions pertain to the Guarantor and such covenants, agreements and obligations are hereby reaffirmed by the Guarantor and, together with all related definitions and ancillary provisions are incorporated herein by reference hereby made a part hereof for all purposes as if set out in full herein.


                                 ARTICLE V

                         MISCELLANEOUS PROVISIONS

     SECTION 5.1. LOAN DOCUMENT. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     SECTION 5.2. BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT. In addition to, and not in limitation of, SECTION 2.7, this Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and each holder of a Note and their respective successors, transferees and assigns (to the full extent provided pursuant to SECTION 2.7); PROVIDED, HOWEVER, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of the Required Lenders.

     SECTION 5.3. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 5.4. ADDRESSES FOR NOTICES TO THE GUARANTOR. All notices and other communications hereunder to the Guarantor shall be in writing (including telegraphic communication) and mailed or telegraphed or delivered to it, addressed to it at the address set forth below its signature hereto or at such other address as shall be designated by the Guarantor in a written notice to the Agent at the address specified in the Credit Agreement complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

     SECTION 5.5. NO WAIVER; REMEDIES. In addition to, and not in limitation of, SECTION 2.3 and SECTION 2.5, no failure on the part of any Lender Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 5.6. SECTION CAPTIONS. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

     SECTION 5.7. SEVERABILITY. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     SECTION 5.8. GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 5.9. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR THE GUARANTOR SHALL BE BROUGHT
AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE
BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY
SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO
BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.
 THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT
THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW,

ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

     SECTION 5.10. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENT.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                [NAME OF GUARANTOR]


                                By
                                  -------------------------------------------
                                Title:

                                Address:
                                          -----------------------------------
                                          -----------------------------------

                                Attention:
                                          -----------------------------------
                                Telex:
                                          -----------------------------------
                                Telecopy:
                                          -----------------------------------

                                EXHIBIT 10.11

                         LENDER ASSIGNMENT AGREEMENT

To:  Noble Affiliates, Inc.,
     as Borrower




To: Union Bank of Switzerland, Houston Agency, as Agent


                             NOBLE AFFILIATES, INC.

Gentlemen and Ladies:

     We refer to CLAUSE (d) of SECTION 10.11.1 of the Credit Agreement, dated as of July 31, 1996 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among Noble Affiliates, Inc., a Delaware corporation (the "BORROWER"), the various financial institutions (the "LENDERS") as are, or shall from time to time become, parties thereto, and Union Bank of Switzerland, Houston Agency, as agent (the "AGENT") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     This agreement is delivered to you pursuant to CLAUSE (d) of SECTION
10.11.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to CLAUSE (c) of SECTION 10.11.1 of the Credit Agreement, of the assignment and delegation to _______________ (the "ASSIGNEE") of ___% of the Loans and Commitments of _____________ (the "ASSIGNOR") outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

     [Add paragraph dealing with accrued interest and fees with respect to Loans assigned, if applicable.]

     The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Commitments and Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Agent.

     Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agent

     (a) the Assignee (i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and
(ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

     (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

     The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Agent the processing fee referred to in SECTION 10.11.1 of the Credit Agreement upon the delivery hereof.

     The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitments and requests the Agent to acknowledge receipt of this document:

          (A)  Address for Notices:
                    Institution Name:
                    Attention:
                    Domestic Office:
                    Telephone:
                    Facsimile:
                    Telex (Answerback):
                    LIBOR Office:
                    Telephone:
                    Facsimile:
                    Telex (Answerback):

          (B)  Payment Instructions:

     The Assignee agrees to furnish the tax form required by SECTION 4.6 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Agent.

     This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

ADJUSTED PERCENTAGE                            [ASSIGNOR]
- -------------------

Term Loan Commitment
      and
Term Loans:         __%

Revolving Loan
  Commitment
      and
Revolving Loans:    __%

                                             By:
                                                -----------------------------
                                                Title:

PERCENTAGE                                     [ASSIGNEE]
- ----------

Term Loan Commitment
     and
Term Loans:         __%

Revolving Loan
  Commitment
     and
Revolving Loans:    __%

                                             By:
                                                -----------------------------
                                                Title:

Accepted and Acknowledged
this __ day of _______, 19__


- -----------------------------
  as Agent


By:
   --------------------------
   Title:

                                        3